Exhibit 10.11

Omaha, Nebraska Courtyard by Marriott

PURCHASE CONTRACT

between

BRIGGS RENEWAL LIMITED PARTNERSHIP

(“SELLER”)

AND

APPLE SEVEN HOSPITALITY OWNERSHIP, INC.

(“BUYER”)

Dated: April 27, 2006

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ARTICLE 9	CONDITIONS FOR CLOSING	21

9.1	Buyer’s Conditions For Closing	21
9.2	Seller’s Conditions For Closing	21

ARTICLE 10	CLOSING AND CONVEYANCE	22

10.1	Closing	22
10.2	Deliveries of Seller	22
10.3	Buyer’s Deliveries	24

ARTICLE 11	COSTS	24

11.1	Seller’s Costs	24
11.2	Buyer’s Costs	25
11.3	Costs Associated with the Consent of Mortgage Lender and Assumption of Mortgage Obligations	25

ARTICLE 12	AMENDMENTS	25

12.1	Adjustments	25
12.2	Reconciliation and Final Payment	27
12.3	Employees	27

ARTICLE 13	CASUALTY AND CONDEMNATION	27

ARTICLE 14	DEFAULT REMEDIES	28

14.1	Buyer Default	28
14.2	Seller Default	28
14.3	Attorney’s Fees	29

ARTICLE 15	NOTICES	29

ARTICLE 16	MISCELLANEIOUS	30

16.1	Performance	30
16.2	Binding Effect, Assignment	30
16.3	Entire Agreement	30
16.4	Governing Law	30
16.5	Captions	30
16.6	Confidentiality	30
16.7	Closing Documents	31
16.8	Counterparts	31
16.9	Severability	31
16.10	Interpretation	31
16.11	No Recourse against Seller	31

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EXHIBITS:

Exhibit A	Legal Description
Exhibit B	List of FF&E
Exhibit C	List of Hotel Contracts
Exhibit D	Consents and Approvals
Exhibit E	Environmental Reports
Exhibit F	Known Claims or Litigation Pending
Exhibit G	Escrow Agreement
Exhibit H	Intentionally Deleted
Exhibit I	Deed
Exhibit J	Bill of Sale

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PURCHASE CONTRACT

This PURCHASE CONTRACT (this “Contract”) is made and entered into as of April 27, 2006, by and between BRIGGS RENEWAL LIMITED PARTNERSHIP, a Delaware limited partnership (“Seller”) with a principal office at 909 Poydras Street, Suite 3100, New Orleans, Louisiana 70112 and APPLE SEVEN HOSPITALITY OWNERSHIP, INC., a Virginia corporation, with its principal office at 814 East Main Street, Richmond, Virginia 23219, or its affiliates or assigns.

RECITALS

A. Seller is the owner of that certain hotel property (the “Hotel”) identified in Exhibit A attached hereto and incorporated by reference.

B. Buyer is desirous of purchasing Seller’s interests in the Hotel, and Seller is desirous of selling its interests in the Hotel to Buyer, for the purchase price and upon terms and conditions hereinafter set forth.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINED TERMS

1.1 Definitions. The following capitalized terms when used in this agreement shall have the meanings set forth below unless the context otherwise requires:

“Additional Deposit” shall mean $500,000.

“Affiliate” shall mean, with respect to Seller or Buyer, any other person or entity directly or indirectly controlling (including but not limited to all directors and officers), controlled by or under direct or indirect common control with Seller or Buyer, as applicable. For purposes of the foregoing, a person or entity shall be deemed to control another person or entity if it possesses, directly or indirectly, the power to direct or cause direction of the management and policies of such other person or entity, whether through the ownership of voting securities, by contract or otherwise.

“Appurtenances” shall mean all rights, titles, and interests of Seller appurtenant to the Land and Improvements, including, but not limited to, (i) all easements, rights of way, rights of ingress and egress, tenements, hereditaments, privileges, and appurtenances in any way belonging to the Land or Improvements, (ii) any land lying in the bed of any alley, highway, street, road or avenue, open or proposed, in front of or abutting or adjoining the Land, (iii) any strips or gores of real estate adjacent to the Land, and (iv) the use of all alleys, easements and rights-of-way, if any, abutting, adjacent, contiguous to or adjoining the Land.

“Brand” shall mean Courtyard by Marriott, the Hotel brand under which the Hotel operates.

“Business Day” shall mean any day other than a Saturday, Sunday or legal holiday in the State of Nebraska.

“City” shall mean the City of Omaha, Nebraska.

“Closing Date” shall have the meaning set forth in Section 10.1.

“Closing” shall mean the closing of the purchase and sale of the Property pursuant to this Contract.

“Collateral Assignment” shall mean that certain Collateral Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals dated as of December 1, 2003, by Seller in favor of Mortgage Lender.

“Contracts, Plans and Specs” shall mean all construction and other contracts, plans, drawings, specifications, surveys, soil reports, engineering reports, inspection reports, and other technical descriptions and reports.

“Deed” shall have the meaning set forth in Section 10.2(a).

“Deposits” shall mean, to the extent assignable, all prepaid rents and deposits (including, without limitation, any reserves for replacement of FF&E and for capital repairs and/or improvements), refundable security deposits and rental deposits, and all other deposits for advance reservations, banquets or future services, made in connection with the use or occupancy of the Improvements; provided, that “Deposits” shall exclude (i) reserves for real property taxes and insurance, in each case, to the extent pro rated on the settlement statement such that Buyer receives a credit for (a) taxes and premiums in respect of any period prior to Closing and (b) the amount of deductibles and other self-insurance and all other potential liabilities and claims in respect of any period prior to Closing, (ii) utility deposits, (iii) the working capital reserve held by the Manager.

“Due Diligence Examination” shall have the meaning set forth in Section 3.2.

“Earnest Money Deposit” shall have the meaning set forth in Section 2.6(a).

“Environmental Indemnity Agreement” shall mean that certain Environmental Indemnity Agreement dated as of December 1, 2003 by Seller, HRI and HRI Affiliates in favor of the Mortgage Lender, as amended by that certain Joinder by and Agreement of New GP dated as of May 31, 2005, by Briggs Omaha Investment Company, LLC.

“Escrow Agent” shall have the meaning set forth in Section 2.6(a).

“Escrow Agreement” shall have the meaning set forth in Section 2.6(b).

“FF&E Leases” shall mean all leases of any FF&E and other contracts permitting the use of any FF&E at the Improvements that are assumed by Buyer.

“FF&E” shall mean all tangible personal property and fixtures of any kind (other than personal property (i) owned by guests of the Hotel or (ii) leased by Seller pursuant to an FF&E Lease) attached to, or located upon and used in connection with the ownership, maintenance, use or operation of the Land or Improvements as of the date hereof (or acquired by Seller and so employed prior to Closing), including, but not limited to, all furniture, fixtures, equipment, signs and related personal property; all heating, lighting, plumbing, drainage, electrical, air conditioning, and other mechanical fixtures and equipment and systems; all elevators, and related motors and electrical equipment and systems; all hot water heaters, furnaces, heating controls, motors and equipment, all shelving and partitions, all ventilating equipment, and all disposal equipment; all spa, health club and fitness equipment; all equipment used in connection with the use and/or maintenance of the guestrooms, restaurants, lounges, business centers, meeting rooms, swimming pools, indoor and/or outdoor sports facilities and other common areas and recreational areas; all carpet, drapes, beds, furniture, televisions and other furnishings; all stoves, ovens, freezers, refrigerators, dishwashers, disposals, kitchen equipment and utensils, tables, chairs, plates and other dishes, glasses, silverware, serving pieces and other restaurant and bar equipment, apparatus and utensils. No later than fifteen (15) Business Days after the date of this Contract, Seller shall furnish to Buyer a current list of FF&E (excluding building systems and other mechanical fixtures and equipment, all of which are FF&E, but none of which is required or expected to be particularly described). Such list shall be attached to the Contract as Exhibit B.

“Financial Statements” shall have the meaning set forth in Section 3.1(b).

“Hotel Contracts” shall have the meaning set forth in Section 10.2(e).

“HRI Affiliates” shall mean HRI Briggs Corporation, HCI Design, Incorporated, HCI Construction, Incorporated, H.R.I. Management Corporation, HRI Parking Corporation, HRI Realty Services, Inc., Maurice Pres Kabacoff and Edward Boettner.

“HRI” shall mean Historic Restoration, Incorporated.

“Improvements” shall mean all buildings, structures, fixtures, parking areas and other improvements to the Land, and all related facilities.

“Initial Deposit” shall have the meaning set forth in Section 2.6(a).

“Land” shall mean, collectively, the real property described in Exhibit A, which is attached hereto and incorporated herein by reference, together with all of Seller’s right in and to rights, privileges, appurtenances, and easements belonging thereto or appertaining thereto.

“Leases” shall mean all leases, franchises, licenses, occupancy agreements, “trade-out” agreements, advance bookings, convention reservations, or other agreements demising space in, providing for the use or occupancy of, or otherwise similarly affecting or relating to the use or occupancy of, the Improvements or Land, together with all amendments, modifications, renewals and extensions thereof, and all guaranties by third parties of the obligations of the tenants, licensees, franchisees, concessionaires or other entities thereunder.

“Licenses” shall mean all permits, licenses, franchises, utility reservations, certificates of occupancy, and other documents issued by any federal, state, or municipal authority or by any private party related to the development, construction, use, occupancy, operation or maintenance of the Hotel, including, without limitation, all licenses, approvals and rights (including any and all existing waivers of any brand standard) necessary or appropriate for the operation of the Hotel under the Brand.

“Liquor Licenses” shall have the meaning set forth in Section 8.10.

“Management Agreement” shall mean that certain Management Agreement dated as of November 7, 1997 between Seller and Manager, as amended by that certain First Amendment to Management Agreement dated November 30, 2005, for the operation and management of the Hotel.

“Manager” shall mean Courtyard Management Corporation.

“Mortgage Guaranty” shall mean that certain Guaranty of Recourse Obligations dated as of December 1, 2003, by HRI and HRI Affiliates in favor of the Mortgage Lender, as amended by that certain Joinder by Original Indemnitors dated as of May 31, 2005, by HRI and HRI Affiliates and as further amended by that certain Joinder by and Agreement of New GP dated as of May 31, 2005, by Briggs Omaha Investment Company, LLC.

“Mortgage Indebtedness” shall mean the indebtedness of Seller under the Mortgage Note.

“Mortgage Lender” shall mean GMAC Commercial Mortgage Bank.

“Mortgage Loan Documents” shall mean the Mortgage Note, Mortgage, Environmental Indemnity Agreement, and Collateral Assignment.

“Mortgage Note” shall mean that certain Deed of Trust Note dated as of December 1, 2003, in the original principal amount of Thirteen Million Two Hundred Fifty Thousand and 00/100 ($13,250,000.00) Dollars made by Seller payable to the order of Mortgage Lender.

“Mortgage Obligations” shall mean the Mortgage Indebtedness and the obligations of Seller, HRI, and HRI Affiliates under the Mortgage, Collateral Assignment, Environmental Indemnity Agreement, and Mortgage Guaranty.

“Mortgage” shall means that certain Deed of Trust Assignment of Leases and Profits, Security Agreement, and Fixture Filing dated as of December 1, 2003, by Seller in favor of Mortgage Lender.

“Pending Claims” shall have the meaning set forth in Section 7.1(e).

“Permitted Exceptions” shall mean (i) the lien of taxes and assessments for 2006 and all subsequent years; (ii) zoning regulations, ordinances, laws and all rights of any governmental body which may have jurisdiction over the Property; (iii) rights of public and quasi-public utilities, and governmental bodies, departments and agencies to install or maintain public utilities or other installations and structures on or over the Land; and (iv) taxes or special assessments which are not shown as existing liens by the public records.

“Personal Property” shall mean, collectively, all of the Property other than the Real Property.

“Property” shall mean, collectively, (i) all of the following with respect to the Hotel: the Land, Improvements, Appurtenances, FF&E, Supplies, the Surgery Center Lease, Leases, Deposits, Records, Service Contracts, Warranties, Licenses, FF&E Leases, Contracts, Plans and Specs, Tradenames, Utility Reservations, and the Redevelopment Promissory Note, as well as all other real, personal or intangible property of Seller related to any of the foregoing and (ii) any and all of the following that relate to or affect in any way the design, construction, ownership, use, occupancy, leasing, maintenance, service or operation of the Real Property, FF&E, Supplies, Leases, Deposits or Records: Service Contracts, Warranties, Licenses, Tradenames, Contracts, Plans and Specs and FF&E Lease.

“Purchase Price” shall have the meaning set forth in Section 2.3.

“Real Property” shall mean, collectively, all Land Improvements and Appurtenances with respect to the Hotel.

“Records” shall mean all books, records, promotional material, tenant data, guest history information (other than any such information owned exclusively by the Manager), marketing and leasing material and forms (including but not limited to any such records, data, information, material and forms in the form of computerized files located at the Hotel), market studies prepared in connection with Seller’s current annual plan and other materials, information, data, legal or other documents or records (including, without limitation, all documentation relating to any litigation or other proceedings, all zoning and/or land use notices, relating to or affecting the Property, all business plans and projections and all studies, plans, budgets and contracts related to the development, construction and/or operation of the Hotel), but not including any documents subject to attorney-client privilege or any other privilege recognized at law, unless expressly agreed in writing by Seller, owned by Seller and/or in Seller’s possession or control, or to which Seller has access or may obtain from the Manager, that are used in or relating to the Property and/or the operation of the Hotel, including the Land, the Improvements or the FF&E, and proforma budgets and projections and construction budgets and contracts related to the development and construction of the Hotel and a list of the general contractors, architects and engineers providing goods and/or services in connection with the construction of the Hotel, all construction warranties and guaranties in effect at Closing and copies of the final plans and specifications for the Hotel.

“Redevelopment Agreement” shall mean that certain Redevelopment Agreement dated October 9,1997, by and between HRI and the City which HRI assigned to Seller by virtue of that certain Assignment of Redevelopment Agreement dated as of November 18, 1997.

“Redevelopment Promissory Note” shall mean that certain Redevelopment Promissory Note dated October 8, 1997, in the principal amount of One Million Five Hundred Nineteen Thousand and 00/100 ($1,519,000.00) Dollars made by the City payable to Seller.

“Review Period” shall have the meaning set forth in Section 3.1.

“SEC” shall have the meaning set forth in Section 8.6.

“Seller Parties” shall have the meaning set forth in Section 7.1(e).

“Service Contracts” shall mean contracts or agreements, such as maintenance, supply, service or utility contracts.

“Supplies” shall mean all merchandise, supplies, inventory and other items used for the operation and maintenance of guest rooms, restaurants, lounges, swimming pools, health clubs, spas, business centers, meeting rooms and other common areas and recreational areas located within or relating to the Improvements, including, without limitation, all food and beverage (alcoholic and non-alcoholic) inventory, office supplies and stationery, advertising and promotional materials, china, glasses, silver/flatware, towels, linen and bedding, guest cleaning, paper and other supplies, upholstery material, carpets, rugs, furniture, engineers’ supplies, paint and painters’ supplies, employee uniforms, and all cleaning and maintenance supplies, including those used in connection with the swimming pools, indoor and/or outdoor sports facilities, health clubs, spas, fitness centers, restaurants, business centers, meeting rooms and other common areas and recreational areas.

“Surgery Center Lease” shall mean that certain Lease dated as of August 13, 2005 by and between Seller and Advanced Surgery Center, L.L.C., as amended by that certain First Amendment to Lease dated October 18, 2005.

“Survey” shall have the meaning set forth in Section 4.1.

“Third Party Consents” shall have the meaning set forth in Section 8.3.

“TIF Collateral Assignment and Pledge Agreement” shall mean that certain Collateral Assignment and Pledge Agreement dated November 14,1997 by Seller in favor of TIF Lender.

“TIF Lender” shall mean the First National Bank of Omaha.

“TIF Loan Agreement” shall mean that certain Tax Increment Financing Loan Agreement dated November 14, 1997, by and between Seller and the TIF Lender, as amended by that certain First Amendment to Tax Increment Financing Loan Agreement dated as of March 12, 1998, and that certain Letter Agreement dated December 15, 1997.

“TIF Loan Documents” shall mean the TIF Promissory Note, TIF Loan Agreement, TIF Collateral Assignment and Pledge Agreement, and TIF Loan Guaranty.

“TIF Loan Guaranty” shall mean that certain Guaranty of Payment dated November 14, 1997, by HRI in favor of TIF Lender.

“TIF Promissory Note” shall mean that certain Promissory Note dated July 6, 1998 in the original principal amount of One Million Five Hundred Nineteen Thousand and 00/100 ($1,519,000.00) Dollars made by Seller payable to the order of TIF Lender.

“TIF Security and Pledge Agreement” shall mean that certain Security and Pledge Agreement dated December 24, 1997 by and between the City and TIF Lender.

“Title Commitment” shall have the meaning set forth in Section 4.2.

“Title Company” shall have the meaning set forth in Section 4.2.

“Title Policy” shall have the meaning set forth in Section 4.2.

“Title Review Period” shall have the meaning set forth in Section 4.3.

“Tradenames” shall mean all telephone exchanges and numbers, trade names, trade styles, trade marks, and other identifying material, and all variations thereof, together with all related goodwill (it being understood and agreed that the name of the Hotel chain to which the Hotel is affiliated by franchise, license or management agreement is a protected name or registered service mark of such Hotel chain and cannot be transferred to Buyer by this Contract, provided that all such franchise, license, management and other agreements granting a right to use the name of such Hotel chain or any other trademark or trade name and all waivers of any brand standard shall be assigned to Buyer to the extent they are assignable).

“Utility Reservations” shall mean Seller’s interest in the right to receive immediately on and after Closing and continuously consume thereafter water service, sanitary and storm sewer service, electrical service, gas service and telephone service on and for the Land and Improvements, including, but not limited to (i) any right to the present and future use of wastewater, drainage, water and other utility facilities, (ii) any reservations of or commitments covering any such use in the future, and (iii) any wastewater capacity reservations relating to the Real Property. Buyer shall be responsible for any requests or documents to transfer the Utility Reservations, at Buyer’s sole cost and expense.

“Warranties” shall mean all warranties, guaranties, indemnities and claims for the benefit of Seller with respect to the Hotel, the Property or any portion thereof, including, without limitation, all warranties and guaranties of the development, construction, completion, installation, equipping and furnishing of the Hotel, and all indemnities, bonds and claims of Seller related thereto.

ARTICLE 2

PURCHASE AND SALE; PURCHASE PRICE; PAYMENT;

EARNEST MONEY DEPOSIT

2.1 Purchase and Sale. Seller agrees to sell and convey to Buyer or its Affiliates and/or assigns, and Buyer or its assigns agrees to purchase from Seller, all its right, title, and interest in and to the Property, in consideration of the Purchase Price and upon the terms and conditions hereof. All of said interests in the Property shall be conveyed, assigned, and transferred to Buyer at Closing, free and clear of all mortgages, liens, encumbrances, licenses, franchises, concession agreements, security interests, prior assignments or conveyances, conditions, restrictions, rights-of-way, easements, encroachments, claims and other matters affecting title or possession, except for the Permitted Exceptions, the Mortgage Loan Documents, the Management Agreement, and the TIF Loan Documents and except to the extent waived by Buyer.

2.2 Intentionally Deleted.

2.3 Purchase Price. Buyer agrees to pay, and Seller agrees to accept, as consideration for the conveyance of its right, title, and interest in and to the Property, subject to the adjustments provided for in this Contract, the amount of Twenty-Three Million One Hundred Thousand and No/100 Dollars ($23,100,000.00) (the “Purchase Price”) to be paid as follows: (i) cash in an amount equal to the Purchase Price less the amount of the Mortgage Indebtedness as of the Closing Date (“Cash Portion of Purchase Price”) and (ii) an assumption of the Mortgage Obligations as of the Closing Date.

2.4 Allocation. Buyer and Seller shall attempt to agree, prior to the expiration of the Review Period, on an allocation of the Purchase Price among Real Property, tangible Personal Property and intangible property related to the Property. In the event Buyer and Seller do not agree, each party shall be free to allocate the Purchase Price to such items as they deem appropriate, subject to and in accordance with applicable laws.

2.5 Payment. The Cash Portion of the Purchase Price shall be paid to Seller in cash, certified funds or wire transfer, at the Closing. At the Closing, the Earnest Money Deposit, if any, shall be paid over to Seller by Escrow Agent to be applied to the Cash Portion of the Purchase Price on behalf of Buyer.

2.6 Earnest Money Deposit.

(a) Immediately upon the full execution and delivery of this Contract, Buyer shall deposit the sum of Two Hundred Fifty Thousand And No/100 Dollars ($250,000.00) in cash, certified bank check or by wire transfer of immediately available funds (the “Initial Deposit”) with the Title Company, as escrow agent (“Escrow Agent”), which sum shall be held by Escrow Agent as earnest money. If, pursuant to the provisions of Section 3.1 of this Contract, Buyer elects to terminate this Contract at any time prior to the expiration of the Review Period, then the Escrow Agent shall return the Initial Deposit to Buyer promptly upon written notice to that effect from Buyer to both Escrow Agent and Seller. If Buyer does not elect to terminate this Contract on or before the expiration of the Review Period, Buyer shall, within three (3) Business Days after the expiration of the Review Period deposit (the “Additional Deposit”) with the Escrow Agent. The Initial Deposit and the Additional Deposit, and all interest accrued thereon, shall hereinafter be referred to as the “Earnest Money Deposit.”

(b) The Earnest Money Deposit shall be held by Escrow Agent subject to the terms and conditions of an Escrow Agreement dated as of the date of this Contract entered into by and among Seller, Buyer and Escrow Agent (the “Escrow Agreement”). The Earnest Money Deposit shall be held in an interest-bearing account in a federally insured bank or savings institution reasonably acceptable to Seller and Buyer, with all interest to accrue to the benefit of the party entitled to receive it and to be reportable by such party for income tax purposes.

ARTICLE 3

REVIEW PERIOD

3.1 Review Period. Buyer shall have a period through 6:00 p.m. Eastern Time on the date that is thirty (30) days after the date of this Contract, unless a longer period of time is otherwise provided for in this Contract and except as otherwise agreed to by Buyer and Seller (the “Review Period”), to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to the Property. Within two (2) Business Days following the date of this Contract, Seller, will exercise commercially reasonable efforts to deliver to Buyer (or make available at the Hotel) for Buyer’s review, to the extent not previously delivered to Buyer, copies of the following, together with all amendments, modifications, renewals or extensions thereof, to the extent any of the afore-mentioned are in the control and possession of Seller and are actually known to exist by Manager and/or David Abbenante, without duty of inquiry:

(a) All warranties and Licenses relating to the Hotel or any part thereof;

(b) Income and expense statements and budgets for the Hotel, for the current year to date and each of the three (3) prior fiscal years (the, “Financial Statements”), and Seller shall provide to Buyer copies of all income and expense statements generated by Seller or any third party that relate to the operations of the Hotel and that contain information not included in the financial statements, if any, provided to Buyer by the Manager, provided that Seller also agrees to make reasonable efforts to provide to Buyer’s auditors and representatives financial and other information as provided in section 8.6, below;

(c) All real estate and personal property tax statements with respect to the Hotel and notices of appraised value for the Real Property for the current year (if available) and each of the three (3) calendar years prior to the current year;

(d) Engineering, mechanical, architectural and construction plans, drawings, specifications and contracts, payment and performance bonds, title policies, reports and commitments, zoning information and marketing and economic data relating to the Hotel and the construction, development, installation and equipping thereof, as well as copies of all environmental reports and information, topographical, boundary or “as built” surveys, engineering reports, subsurface studies and other Contracts, Plans and Specs relating to or affecting the Hotel. If the Hotel is purchased by Buyer, all such documents and information relating to the Hotel shall be and become the property of Buyer at Closing without payment of any additional consideration therefor;

(e) All FF&E Leases, Services Contracts, Leases and, if applicable, a schedule of such Leases of space in the Hotel; and

(f) All notices received from governmental authorities in connection with the Hotel and all other notices received from governmental authorities received at any time that relate to any noncompliance or violation of law that has not been corrected.

Seller shall, upon request of Buyer, make available to Buyer and Buyer’s representatives and agents, for inspection and copying during normal business hours upon advance written request, Records located at Seller’s corporate offices, and Seller agrees to provide Buyer access to or copies, at Buyer’s sole expense, of all other reasonably requested information that is in the control and possession of Seller regarding the Hotel. At any time during the Review Period, Buyer may, in its sole and absolute discretion, elect not to proceed with the purchase of the Property for any reason whatsoever by giving written notice thereof to Seller, in which event: (i) the Earnest Money Deposit shall be promptly returned by Escrow Agent to Buyer, (ii) this Contract shall be terminated automatically, (iii) all materials supplied by Seller to Buyer shall be returned promptly to Seller, and (iv) both parties will be relieved of all other rights, obligations and liabilities hereunder, except for the parties’ obligations pursuant to Sections 3.2, 3.3, and 16.6 below and any other provisions herein which are expressly indicated as surviving termination of this Contract.

3.2 Due Diligence Examination. At any time during the Review Period, and thereafter through Closing of the Property, Buyer and/or its representatives and agents shall have the right to enter upon the Property at all reasonable times for the purposes of reviewing all records and other data, documents and/or information relating to the Property and conducting such surveys, appraisals, engineering tests, soil tests (including, without limitation, phase I and phase II environmental site assessments), inspections of construction and other inspections and other studies as Buyer deems reasonable and necessary or appropriate to evaluate the Property, subject to providing reasonable advance notice to Seller unless otherwise agreed to by Buyer and Seller (the “Due Diligence Examination”). Seller shall have the right to have its representative present during Buyer’s physical inspections of its Property provided that Seller may elect not to have a representative present at its discretion and no inspection shall occur without the presence of a Seller’s representative unless expressly agreed in advance by Seller. Buyer agrees to exercise reasonable care when visiting the Property, in a manner which shall not materially adversely affect the operation of the Property. During the Due Diligence Examination, Buyer shall maintain (or cause to be maintained for the benefit of Buyer and Seller) commercial general liability insurance, such policy to name Seller as an additional insured party, which insurance shall provide coverage against any claim asserted by a third party, including, but not limited to, Buyer’s agents, employees or contractors for personal injury or property damage arising from the Due Diligence Examination. Buyer shall indemnify, defend and hold harmless Seller from any and all losses, costs, liens, claims, causes of action, liability, damages, expenses and liability (including, without limitation, court costs and reasonable attorneys’ fees) suffered by Seller arising from the Due Diligence Examination.

3.3 Restoration. Buyer covenants and agrees not to damage or destroy any portion of the Property in conducting its examinations and studies of the Property during the Due Diligence Examination and, if Closing does not occur as set forth herein, or within a reasonable time upon the written demand of Seller, shall repair any portion of the Property damaged by the conduct of Buyer, its agents or employees, to substantially the condition such portion(s) of the Property were in immediately prior to such examinations or studies.

3.4 Seller Exhibits. Buyer shall have until the end of the Review Period to review and approve the information on Exhibits B, C, D, E, F, and H. In the event Buyer does not approve any such exhibit or the information contained therein, Buyer shall be entitled to terminate this Contract by notice to Seller and the Earnest Money Deposit shall be returned to Buyer and both parties shall be relieved of all rights, obligations and liabilities hereunder except for the parties’ obligations pursuant to Sections 3.2, 3.8, and 16.6 hereof and any other provisions herein which are expressly indicated as surviving Closing. Seller may supplement or modify the information contained on the foregoing Exhibits at any time prior to the date that is five (5) Business Days prior to the expiration of the Review Period; provided, however, if any Exhibit is modified, Buyer shall have the right to extend the Review Period by an additional five (5) Business Days.

3.5 AS IS. EXCEPT AS EXPRESSLY PROVIDED HEREIN, SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE, ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S WARRANTY OF TITLE TO BE SET FORTH IN THE DEED, IF ANY), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE ITEMS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO BUYER OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. UPON CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER, AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS.” BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER WITH RESPECT TO THE PROPERTY EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN. BUYER WILL CONDUCT SUCH INVESTIGATIONS OF THE PROPERTY,

INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER. UPON CLOSING, BUYER SHALL ASSUME THE RlSK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS. BUYER, UPON CLOSING, HEREBY WAIVES, RELINQUISHES AND RELEASES SELLER AND ITS OFFICERS, MEMBERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM AND AGAINST, AND COVENANTS NOT TO SUE SELLER OR ANY RELEASED PARTY FOR, ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT (E.G., NEGLIGENCE AND STRICT LIABILITY), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY CONSTRUCTION DEFECTS, PHYSICAL AND ENVIRONMENTAL CONDITIONS, THE VIOLATION OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER MATTERS REGARDING THE PROPERTY; PROVIDED, HOWEVER, NOTHING CONTAINED HEREIN SHALL SERVE AS A RELEASE OR WAIVER OF ANY CLAIMS, DEMANDS, ETC. ARISING OUT OF (A) FRAUD, (B) BREACH OF COVENANT BY SELLER OR (C) BREACH OF EXPRESS WARRANTY BY SELLER WHICH HAS NOT BEEN WAIVED IN WRITING BY BUYER AT CLOSING. THE WAIVER AND COVENANT IN THIS SECTION SHALL SURVIVE CLOSING AND THE EXPIRATION OR TERMINATION OF THIS CONTRACT.

ARTICLE 4

SURVEY AND TITLE APPROVAL

4.1 Survey. Seller will exercise commercially reasonable efforts to deliver to Buyer copies of the most recent surveys of the Real Property to the extent they are in Seller’s control and possession. In the event that an update of the survey or a new survey (such updated or new surveys being referred to as the “Survey”) are desired by Buyer, then Buyer shall be responsible for all costs related thereto.

4.2 Title. Seller will exercise commercially reasonable efforts to deliver to Buyer its existing title insurance policy for the Real Property to the extent that such policy is in the possession of Seller. Buyer’s obligations under this Contract are conditioned upon Buyer being able to obtain for the Real Property (i) a commitment for title insurance (a “Title Commitment”) issued by LandAmerica American Title Company, 8201 Preston Road, Suite 280, Dallas, Texas, 75225 (The “Title Company”), for the most recent standard form of owner’s policy of title insurance in the state in which the Real Property is located, covering the Real Property, in a form acceptable to Buyer in its sole discretion (collectively, the “Title Policy”) Buyer shall promptly provide Seller with a copy of the Title Commitment issued by the Title Company upon receipt by Buyer.

4.3 Survey or Title Objections. If Buyer discovers any title or survey matter other than a Permitted Exception which is objectionable to Buyer, Buyer may provide Seller with written notice of its objection to same within twenty (20) days after receipt of each Title Commitment and the applicable Survey, if any (the “Title Review Period”). If Buyer fails to so object in writing to any matter set forth in the Survey or Title Commitment other than a Permitted Exception, it shall be conclusively assumed that Buyer has approved same. If Buyer disapproves any condition of title, survey or other matters by written objection to Seller on or before the expiration of the Title Review Period, Seller may either attempt to cure or not cure any such item. In the event Seller shall fail or elects not to cure a defect, then Buyer may elect, in Buyer’s sole and absolute discretion: (i) to waive such objection and proceed to Closing, or (ii) to terminate this Contract and receive a return of the Earnest Money Deposit.

ARTICLE 5

MANAGEMENT AGREEMENT AND MORTGAGE

5.1 Consent of Manager. Buyer acknowledges that pursuant to the terms of the Management Agreement, Manager must consent to the sale of the Property to Buyer. After expiration of the Review Period, if Buyer has elected to proceed with the purchase of the Property, Seller shall notify Manager of the proposed sale to Buyer by providing Manager with a copy of this Contract. Buyer acknowledges that under the Management Agreement, Manager has the right to either (a) consent to the sale of the Property, in which case at the Closing, Buyer shall assume all of Seller’s obligations under the Management Agreement or execute a new management agreement upon the same terms and conditions of the Management Agreement except that the term of such new management agreement shall be the remaining term under the Management Agreement or (b) terminate the Management Agreement. If Manager elects to terminate the Management Agreement, Seller shall have the right to terminate this Contract, upon notice to Buyer, in which event: (i) the Earnest Money Deposit shall be promptly returned by Escrow Agent to Buyer, (ii) all materials supplied by Seller to Buyer shall be returned promptly to Seller, and (iii) both parties will be relieved of all other rights, obligations, and liabilities hereunder, except for the parties’ obligations pursuant to Sections 3.2, 3.3, and 16.6 hereof and any other provisions herein which are expressly indicated as surviving termination of this Contract.

5.2 Consent of Mortgage Lender. Buyer acknowledges that as part of the consideration for the sale of the Property, Buyer shall assume the Mortgage Obligations. Buyer acknowledges that pursuant to the terms of the Mortgage, Mortgage Lender must consent to the sale of the Property to Buyer and to Buyer’s assumption of the Mortgage Obligations. After expiration of the Review Period, if Buyer has elected proceed with the purchase of the Property, Buyer shall exercise reasonable efforts (and Seller shall reasonably cooperate with Buyer’s efforts) to obtain the consent of Mortgage Lender to the sale of the Property to Buyer and to Buyer’s assumption of the Mortgage Obligations. If Mortgage Lender does not consent to such sale and assumption on or before the date that is one hundred twenty (120) days following the date of this Contract, this Contract shall be terminated automatically, in which event (i) the

Earnest Money Deposit shall be promptly returned by Escrow Agent to Buyer, (ii) all materials supplied by Seller to Buyer shall be returned promptly to Seller, and (iii) both parties will be relieved of all other rights, obligations, and liabilities hereunder, except for the parties’ obligations pursuant to Section 3.2, 3.3, and 16.6 hereof and any other provisions herein which are expressly indicated as surviving termination of this Contract.

ARTICLE 6

BROKERS

Seller and Buyer each represents and warrants to the other that, except for CB Richard Ellis (Robert M. Taylor) for whose fees and commissions Seller shall be solely responsible, it has not engaged any broker, finder or other party in connection with the transaction contemplated by this Contract. Buyer and Seller each agree to save and hold the other harmless from any and all losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees) involving claims made by any other agent, broker, or other person by or through the acts of Buyer or Seller, respectively, in connection with this transaction.

ARTICLE 7

REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1 Seller’s Representations, Warranties and Covenants. Seller hereby represents, warrants and covenants to Buyer to the best of the actual knowledge without duty of inquiry of David Abbenante and Manager, as follows:

(a) Authority: No Conflicts. Seller is a limited partnership duly formed, validly existing and in good standing in the State of Delaware. Seller has obtained all necessary consents to enter into and perform this Contract and is fully authorized to enter into and perform this Contract and to complete the transactions contemplated by this Contract. No consent or approval of any person, entity or governmental authority is required for the execution, delivery or performance by Seller of this Contract, except as set forth in Exhibit D, and this Contract is hereby binding and enforceable against Seller. Neither the execution nor the performance of, or compliance with, this Contract by Seller has resulted, or will result, in any violation of, or default under, or acceleration of, any obligation under any existing corporate charter, certificate of incorporation, bylaw, articles of organization, limited liability company agreement or regulations, partnership agreement or other organizational documents and under any, mortgage indenture, lien agreement, promissory note, contract, or permit, or any judgment, decree, order, restrictive covenant, statute, rule or regulation, applicable to Seller, or to the Hotel, except as set forth on Exhibit D.

(b) FERPTA. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those items are defined in the Internal Revenue Code and Income Tax Regulations).

(c) Bankruptcy. None of Seller or, to Seller’s knowledge, any of its or their partners or members, is insolvent or the subject of any bankruptcy proceeding, receivership proceeding or other insolvency, dissolution, reorganization or similar proceeding.

(d) Property Agreements. A complete list of all FF&E Leases, Service Contracts and Leases (other than those entered into by the Manager on its own behalf) used in or otherwise relating to the operation and business of the Hotel is attached hereto as Exhibit C-l, and a complete list of all other FF&E Leases, Service Contracts and Leases used in or otherwise relating to the operation and business of the Hotel is attached hereto as Exhibit C-2. The assets constituting the Property to be conveyed to Buyer hereunder constitute all of the property and assets of Seller used in connection with the operation and business of the Hotel. There are no leases, license agreements, leasing agent’s agreements, equipment leases, building service agreements, maintenance contracts, suppliers contracts, warranty contracts, operating agreements, or other agreements (i) to which Seller is a party or an assignee, or (ii)) to Seller’s knowledge, binding upon the Hotel, relating to the ownership, occupancy, operation, management or maintenance of the Real Property, FF&E, Supplies or Tradenames, except for those Service Contracts, Leases, Warranties and FF&E Leases disclosed on Exhibit C or to be delivered to Buyer pursuant to Section 3.1. The Service Contracts, Leases, Warranties and FF&E Leases disclosed on Exhibit C or to be delivered to Buyer pursuant to Section 3.1 are in full force and effect, and no material default has occurred and is continuing thereunder and no circumstances exist which, with the giving of notice, the laose of time or both, would constitute such a default. No party has any right or option to acquire the Hotel or any portion thereof, other than Buyer.

(e) Pending Claims. There are no: (i) claims, demands, litigation, proceedings or governmental investigations pending or threatened against Seller the Manager or any Affiliate of any of them (collectively, “Seller Parties”) or related to the business or assets of the Hotel, except as set forth on Exhibit F attached hereto and incorporated herein by reference, (ii) special assessments or extraordinary taxes except as set Forth in the Title Commitment or (iii) pending or threatened condemnation or eminent domain proceedings which would affect the Property or any part thereof. There are no: pending arbitration proceedings or unsatisfied arbitration awards, or judicial proceedings or orders respecting awards, which might become a lien on the Property or any portion thereof, pending unfair labor practice charges or complaints, unsatisfied unfair labor practice orders or judicial proceedings or orders with respect thereto, pending charges or complaints with or by city, state or federal civil or human rights agencies, unremedied orders by such agencies or judicial proceedings or orders with respect to obligations under city, state or federal civil or human rights or antidiscrimination laws or executive orders affecting the Hotel, or other pending, actual or, to Seller’s knowledge, threatened litigation claims, charges, complaints, petitions or unsatisfied orders by or before any administrative agency or court which affect the Hotel or might become a lien on the Hotel (collectively, the “Pending Claims”).

(f) Intentionally Deleted.

(g) Intentionally Deleted.

(h) Intentionally Deleted.

(i) Licenses. Permits and Approvals. seller has not received any written notice, and Seller does not have knowledge that the Properly fails to comply with all applicable licenses, permits and approvals and federal, state or local statutes, laws, ordinances, rules, regulations, requirements and codes including, without limitation, those regarding zoning, land use, building, fire, health, safety, environmental, subdivision, water quality, sanitation controls and the Americans with Disabilities Act, and similar rules and regulations relating and/or applicable to the ownership, use and operation of the Property as it is now operated.

(j) Financial Statements. Seller has delivered copies of all prior and current (i) Financial Statements for the Hotel, (ii) operating statements prepared by the Manager for the Hotel, and (iii) monthly financial statements prepared by the Manager for the Hotel. Each of such statements is, to Seller’s knowledge, complete and accurate in all material respects and, except in the case of budgets prepared in advance of the applicable operating period to which such budgets relate, fairly presents the results of operations of the Hotel for the respective periods represented thereby.

(k) Employees. All employees employed at the Hotel are the employees of the Manager. There are, to Seller’s knowledge, no (i) unions organized at the Hotel, (ii) union organizing attempts, strikes, organized work stoppages or slow downs, or any other labor disputes pending or threatened with respect to any of the employees at the Hotel, or (iii) collective bargaining or other labor agreements to which Seller or the Manager or the Hotel is bound with respect to any employees employed at the Hotel.

(1) Operations. The Hotel has, in all material respects, at all times been operated by Manager in accordance with all applicable laws, rules, regulations, ordinances and codes.

(m) Intentionally Deleted.

(n) Intentionally Deleted.

7.2 Buyer’s Representations, Warranties and Covenants. Buyer represents, warrants and covenants:

(a) Authority. Buyer is a corporation duly formed, validly existing and in good standing in the Commonwealth of Virginia. Buyer has received or will have received by the applicable Closing Date all necessary authorization of the board of directors of Buyer to complete the transactions contemplated by this Contract. No other consent or approval of any person, entity or governmental authority is required for the execution, delivery or performance by Buyer of this Contract, and this Contract is hereby binding and enforceable against Buyer.

(b) Bankruptcy. Buyer is not insolvent nor the subject of any bankruptcy proceeding, receivership proceeding or other insolvency, dissolution, reorganization or similar proceeding.

7.3 Survival. All of the representations and warranties made herein shall survive Closing for a period of one (1) year and shall not be deemed to merge into or be waived by the deed or any other closing documents unless expressly provided. Any claim of breach of a representation and warranty made pursuant to this Article 7 and indemnity therefore pursuant to Section 8.8(a) hereof must be submitted to Buyer in writing in accordance with Article 15 hereof within said one (1) year period.

ARTICLE 8

ADDITIONAL COVENANTS

8.1 Subsequent Developments. After the date of this Contract and until the Closing Date, Seller shall exercise commercially reasonable efforts to give Buyer notice of all subsequent developments of which Seller has actual knowledge (“Subsequent Developments”) which would cause any of Seller’s representations or warranties contained in this Contract to be no longer accurate in any material respect.

8.2 Operations. From and after the date hereof through the Closing on the Property, Seller shall exercise commercially reasonable efforts to:

(a) Continue to maintain the Property generally in accordance with past practices of Seller and pursuant to and in compliance with the Management Agreement, including, without limitation, (i) using reasonable efforts to keep available the services of all present employees at the Hotel and to preserve its relations with guests, suppliers and other parties doing business with Seller with respect to the Hotel, (ii) accepting booking contracts for the use of the Hotel’s facilities retaining such bookings in accordance with the terms of the Management Agreement, (iii) maintaining the current level of advertising and other promotional activities for the Hotel’s facilities, and (iv) maintaining the present level of insurance with respect to the Hotel in full force and effect until the Closing Date for the Hotel;

(b) Keep, observe, and perform in all material respects all its obligations under and pursuant to the leases, the service contracts, the FF&E Leases, the Management Agreement, the Contracts, Plans and Specs, the Warranties and all other applicable contractual arrangements relating to the Hotel;

(c) Maintain the levels and quality of the Personal Property generally at the levels and quality existing on the date hereof and keep merchandise, supplies and inventory adequately stocked, consistent with good business practice, as if the sale of the Hotel hereunder were not to occur, including, without limitation, maintaining linens and bath towels in accordance with the Management Agreement;

(d) Advise Buyer promptly of any litigation, arbitration, or administrative hearing before any court or governmental agency concerning or affecting the Hotel which is instituted or threatened after the date of this Contract or if any representation or warranty contained in this Contract shall become false;

(e) Not sell or assign, or enter into any agreement to sell or assign, or create or permit to exist any lien or encumbrance (other than a Permitted Exception) on, the property or any portion thereof; and

(f) Not allow any permit, receipt, license, franchise or right currently in existence with respect to the operation, use, occupancy or maintenance of the Hotel to expire, be canceled or otherwise terminated.

Seller shall promptly furnish to Buyer copies of all new, amended or extended FF&E Leases, Service Contracts, Leases and other contracts or agreements (other than routine Hotel room bookings entered into in the ordinary course of business) relating to the Hotel and entered into by Manager prior to Closing; provided, however, that in the case of any of the foregoing entered into by Manager on its own behalf, only to the extent Seller has knowledge thereof or a copy of which is obtainable from Manager. Seller shall not, without first obtaining the written approval of Buyer, which approval shall not be unreasonably withheld, enter into any new FF&E Leases, Service Contracts, Leases or other contracts or agreements related to the Hotel, or extend any existing such agreements, unless such agreements (x) can be terminated, without penalty, upon thirty (30) days’ prior notice or (y) will expire prior to the Closing Date.

8.3 Third Party Consents. Prior to the Closing Date, Seller shall exercise commercially reasonable efforts to obtain from third parties (other than consents from Manager and Mortgage Lender which are addressed in Article 5 hereof) consents and approvals reasonably requested by Buyer (the “Third Party Consents”).

8.4 Employees. Upon reasonable prior notice to Seller by Buyer, Buyer and its employees, representatives and agents shall have the right to communicate with Seller’s staff, and, subject to the approval of the existing manager, the Hotel staff and the existing manager’s staff, including without limitation the general manager, the director of sales, the engineering staff and other key management employees of the Hotel, at any time before Closing, except that Seller shall be given advance notice and the option at its election to be present during any and all such communications. Buyer shall not interfere with the operations of the Hotel while engaging in such communication in a manner that materially adversely affects the operation of any property or the existing management agreements.

8.5 Estoppel Certificates. Seller shall exercise commercially reasonable efforts to obtain from (i) each tenant under any lease affecting the Hotel (but not from current or prospective occupants of hotel rooms and suites within the Hotel) and (ii) each lessor under any FF&E Lease for the Hotel identified by Buyer as a material FF&E Lease, the estoppel certificates substantially in the forms provided by Buyer to Seller during the Review Period, and will exercise commercially reasonable efforts to deliver to Buyer not less than five (5) days before the Closing. Seller makes no warranty or representation of any kind regarding the form or content of any estoppels.

8.6 Access to Financial Information. Buyer’s representatives shall have reasonable access to, and Seller and its Affiliates shall cooperate with Buyer and exercise commercially reasonable efforts to furnish upon advance written request, financial and other information relating to the Hotel’s operations reasonably requested by Buyer for the purpose of Buyer’s preparation of audited financial statements in conformity with regulation S-X of the Securities and Exchange Commission (the “SEC”) and other applicable rules and regulations of the SEC and for the purpose of preparing a registration statement, report or disclosure statement for filing with the SEC on behalf of Buyer or its affiliates, whether before or after Closing and regardless of whether such information is included in the records to be transferred to Buyer hereunder. Seller shall also provide to Buyer’s representative a signed representation letter if it is in form and substance acceptable to Seller in its sole discretion requested by an independent public accountant to render an opinion on the financial statements related to the Hotel. Buyer will reimburse Seller for costs reasonably incurred by Seller to comply with the requirements of this Section 8.6. Buyer shall be solely responsible for the content and form of any documents prepared by or on behalf of Seller in accordance with this Section 8.6 and Seller makes no warranty or representation whatsoever regarding any financial information which may be provided in accordance with this Section 8.6, nor shall Seller have any liability or responsibility with respect to whether any statement, report or disclosure prepared by or on behalf of Seller as described in this Section 8.6 conforms to any law, rule, or regulation whatsoever. The provisions of this Section 8.6 shall survive Closing or termination of this Contract.

8.7 Intentionally Deleted.

8.8 Indemnification. If the transactions contemplated by this Contract are consummated as provided herein:

(a) Indemnification of Buyer. Without in any way limiting or diminishing the warranties, representations or agreements herein contained or the rights or remedies available to Buyer for a breach hereof, Seller hereby agrees to indemnify, defend and hold harmless Buyer and its respective designees, successors and assigns from and against all losses, judgments, liabilities, claims, damages or expenses (including reasonable attorneys’ fees) of every kind, nature and description in existence before, on or after Closing, whether known or unknown, absolute or contingent, joint or several, arising out of or relating to:

(i) Any claim made or asserted against Buyer or any of the property by a creditor of Seller, including any claims based on or alleging a violation of any bulk sales act or other similar laws;

(ii) The breach of any representation, warranty, covenant or agreement of Seller contained in this Contract;

(iii) Any claim made or asserted by an employee of Seller arising out of Seller’s decision to sell the Property; and

(iv) Any claim made or asserted by a third party relating to the conduct and operation by, or on behalf of, Seller of its Hotel or the ownership, use or operation of its Property prior to Closing.

(b) Indemnification of Seller. Without in any way limiting or diminishing the warranties, representations or agreements herein contained or the rights or remedies available to Seller for a breach hereof, Buyer hereby agrees, with respect to this Contract, to indemnify, defend and hold harmless Seller and its Affiliates, including, but not limited to, HRI, HRI Affiliates, and Briggs Omaha Investment Company, LLC, from and against all losses, judgments, liabilities, claims, damages or expenses (including reasonable attorneys’ fees) of every kind, nature and description in existence before, on or after Closing, whether known or unknown, absolute or contingent, joint or several, arising out of or relating to:

(i) The breach of any representation, warranty, covenant or agreement of Buyer contained in this Contract;

(ii) The conduct and operation by Buyer of its business at the Hotel after the Closing; and

(iii) Any liability or obligation of Seller and its Affiliates, including, but not limited to, HRI, HRI Affiliates, and Briggs Omaha Investment Company, LLC expressly assumed by Buyer at Closing.

(iv) Intentionally Deleted.

8.9 Escrow Funds. To provide for the timely payment of any post-closing claims by Buyer against Seller hereunder, at Closing, Seller shall deposit an amount equal to Three Hundred Thousand and No/100 Dollars ($300,000.00) (the “Escrow Funds”) which shall be withheld from the Purchase Price payable to Seller and shall be deposited for a period of one hundred eighty (180) days in an escrow account with the Title Company pursuant to an escrow agreement reasonably satisfactory in form and substance to Buyer and Seller (the “Post-Closing Agreement”), which escrow and Post-Closing Agreement shall be established and entered into at Closing and shall be a condition to Buyer’s obligations under this Contract. If no claims have been asserted by Buyer against Seller, or all such claims have been satisfied, within such 180 day period, the Escrow Funds deposited by Seller shall be released to Seller.

8.10 Liquor Licenses. As a condition to Buyer’s obligations under this Contract, (i) Manager or an Affiliate thereof approved by Buyer shall have or shall have obtained all liquor licenses and alcoholic beverage licenses necessary or desirable to operate any restaurants, bars and lounges presently located within the Hotel (collectively, the “Liquor Licenses”) and, in the case of an Affiliate of Manager, the Hotel has the right to use such Liquor License, (ii) if required under the laws of the jurisdiction in which the Hotel is located, Manager shall execute and file any and all necessary forms, applications and other documents (and Seller shall cooperate with Manager in filing such forms, applications and other documents) with the appropriate liquor and alcoholic beverage authorities prior to Closing so that the Liquor Licenses remain in full force and effect upon completion of Closing.

ARTICLE 9

CONDITIONS FOR CLOSING

9.1 Buyer’s Conditions For Closing. In the event of the failure of any of the conditions set forth in this Section 9.1 or of any other condition to Buyer’s obligations provided for in this Contract, which condition is not waived by Buyer, Buyer shall have the right at its option to declare this Contract terminated, in which case the Earnest Money Deposit shall be immediately returned to Buyer and each of the parties shall be relieved from further liability to the other, except as otherwise expressly provided herein, with respect to this Contract.

(a) All of Seller’s representations and warranties contained in or made pursuant to this Contract shall be true and correct in all material respects as if made again on the Closing Date.

(b) Buyer shall have received all of the instruments and conveyances listed in Section 10.2.

(c) Seller shall have performed, observed and complied in all material respects with all of the covenants, agreements, closing requirements and conditions required by this Contract to be performed, observed and complied with by Seller, as and when required hereunder.

(d) All Liquor Licenses shall be in full force and effect and shall remain in full force and effect following Closing and shall have been or shall be transferred to, or new Liquor Licenses issued to, Manager or an Affiliate thereof approved by Buyer at or as of Closing, and Buyer shall have received satisfactory evidence thereof.

(e) Third party consents in form and substance reasonably satisfactory to Buyer shall have been obtained and furnished to Buyer.

(f) The consents of Manager and Mortgage Lender to the sale of the Property and the assumption of the Management Agreement and the Mortgage Obligations shall have been obtained by Buyer.

9.2 Seller’s Conditions For Closing. Unless otherwise waived in writing, and without prejudice to Buyer’s right to cancel this Contract during the Review Period, the duties and obligations of Seller to proceed to Closing under the terms and provisions of this Contract are and shall be expressly subject to strict compliance with, and satisfaction or waiver of, each of the conditions and contingencies set forth in this Section 9.2, each of which shall be deemed material to this Contract. In the event of the failure of any of the conditions set forth in this Section 9.2, which condition is not waived in writing by Seller, Seller shall have the right at its option to declare this Contract terminated and null and void, in which case the Earnest Money Deposit shall be immediately returned to Buyer and each of the parties shall be relieved from further liability to the other, except as otherwise expressly provided herein.

(a) All of Buyer’s representations and warranties contained in or made pursuant to this Contract shall be true and correct in all material respects as if made again on the Closing Date.

(b) Seller shall have received all of the money, instruments and conveyances listed in Section 10.3.

(c) Buyer shall have performed, observed and complied in all material respects with all of the covenants, agreements, closing requirements and conditions required by this Contract to be performed, observed and complied with by Buyer, as and when required hereunder.

ARTICLE 10

CLOSING AND CONVEYANCE

10.1 Closing. Unless otherwise agreed by Buyer and Seller, the Closing on the property shall occur on a date to which Buyer and Seller mutually agree, that is not later than ten (10) Business Days after receipt of the consents of Manager and Mortgage Lender to the sale of the Property and assumption of the Mortgage Indebtedness. The date on which the Closing is to occur as provided in this Section 10.1, or such other date as may be agreed upon by Buyer and Seller, is referred to in this Contract as the “Closing Date” for the property. The Closing shall be held at 10:00 a.m. at the offices of the Title Company, or as otherwise determined by Buyer and Seller.

10.2 Deliveries of Seller. At Closing, Seller, as applicable, shall deliver to Buyer the following, (the terms, provisions and conditions of all instruments not attached hereto as exhibits shall be mutually agreed upon by Buyer and Seller prior to such Closing):

(a) Deed. A special warranty deed conveying to Buyer the Real Property (the “Deed”) substantially in the form of the attached Exhibit I.

(b) Bills of Sale. A bill of sale to Buyer and/or its designated lessee, conveying title to the tangible personal property (other than the alcoholic beverage inventories, which, at Buyer’s election, shall be transferred by Seller to Manager as holder of the Liquor Licenses required for operation of the Hotel) substantially in the form of the attached Exhibit J.

(c) Assignment of the Management Agreement. The assignment of the Management Agreement.

(d) Assignment of the Surgery Center Lease. The assignment of the Surgery Center Lease.

(e) General Assignments. Assignments of all of Seller’s right, title and interest in and to all FF&E Leases, Service Contracts and Leases identified on Exhibit C hereto (the “Hotel Contracts”). The assignment shall also be a general assignment and shall provide for the assignment of all of Seller’s right, title and interest in all Records, Warranties, Licenses, Tradenames, Contracts, Plans and Specs and all other intangible personal property applicable to the Hotel to the extent any and all of the foregoing are assignable.

(f) FIRPTA; 1099. A FIRPTA Affidavit or transferor’s certificate of non-foreign status.

(g) Title Company Documents. All affidavits, gap indemnity agreements and other documents reasonably required by the Title Company if they are in a form and content acceptable to Seller in its sole discretion. At Buyer’s sole expense, Buyer shall have obtained an irrevocable commitment directly from the Title Company (or in the event the Title Company is not willing to issue said irrevocable commitment, then from such other national title company as may be selected by either Buyer or Seller) for issuance of an Owner’s Policy of Title Insurance to Buyer insuring good and marketable fee simple absolute title to the real property constituting part of the Property, subject only to the Permitted Exceptions in the amount of the Purchase Price.

(h) Possession. Possession of the Property.

(i) Vehicle Titles. The certificates of titles endorsed for transfer together with any affidavits and other documentation if in a form acceptable to Seller which Seller agrees are necessary for the transfer of title or assignment of leases from Seller to Buyer of any motor vehicles which are the subject of this Contract, if any.

(j) Authority Documents. Certified copy of resolutions of the Board Of Directors of Seller authorizing the sale of the property contemplated by this Contract, and/or other evidence reasonably satisfactory to Buyer and the Title Company that the person or persons executing the Closing documents on behalf of Seller have full right, power and authority to do so, along with a certificate of good standing of Seller from the state in which the Property is located.

(k) Miscellaneous. Such other instruments as Seller may agree to provide in accordance with this Contract, if in a form and content agreeable to Seller in its sole discretion.

(l) Plans, Keys, Records, etc. To the extent not previously delivered to and in the possession of Buyer, all keys to the Hotel and all Records.

(m) Assignment of Redevelopment Agreement and Redevelopment Promissory Note. Assignment of all of Seller’s right, title, and interest in and to the Redevelopment Agreement and Redevelopment Promissory Note.

(n) Assumption Documents. Any documents required by the Mortgage Lender to be executed by Seller or its Affiliates that are related to the assumption of the Mortgage Indebtedness by Buyer.

(o) Closing Statements. Seller’s Closing Statement.

10.3 Buyer’s Deliveries. At Closing of the Hotel, Buyer shall deliver the following:

(a) Cash Portion of the Purchase Price. The Cash Portion of the Purchase Price, adjusted as expressly set forth in this Contract.

(b) Assumption of Mortgage Indebtedness and Mortgage Obligations. The assumption of the Mortgage Indebtedness and Mortgage Obligations and, to the extent agreed to by Mortgage Lender, the release of Seller, HRI, Briggs Omaha Investment Company, LLC and HRI Affiliates by Mortgage Lender from all liability under the Mortgage Loan Documents which arises or accrues after the Closing.

(c) Assumption of TIF Loan Obligations. The assumption of the TIF Loan Obligations and, to the extent agreed to by TIF Lender, the release of Seller and HRI by TIF Lender from all liability under the TIF Loan Documents which arises or accrues after the Closing.

(d) Assumption of Management Agreement. The assumption of the Management Agreement and, to the extent agreed to by Manager, the release of Seller by Manager from all liability under the Management Agreement which arises or accrues after the Closing.

(e) Assumption of Surgery Center Lease. The assumption of the Surgery Center Lease and the release of Seller by the tenant from all liability under Surgery Center Lease which arises or accrues after the Closing.

(f) Assumption of Redevelopment Agreement. The assumption of the Redevelopment Agreement and, to the extent agreed to by City, the release of Seller and HRI by City of all liability under the Redevelopment Agreement which arises or accrues after the Closing.

(g) Authority Documents. Certified copy of resolutions of the Board of Directors of Buyer authorizing the purchase of the Hotel contemplated by this Contract, and/or other evidence satisfactory to Seller and the Title Company that the person or persons executing the closing documents on behalf of Buyer have full right, power and authority to do so.

(h) Miscellaneous. Such other instruments as are contemplated by this Contract to be executed or delivered by Buyer, reasonably required by Seller or the title company, or customarily executed in the jurisdiction in which the Hotel is located, to effectuate the conveyance of property similar to the Hotel.

(i) Closing Statements. Buyer’s Closing Statement.

ARTICLE 11

COSTS

All Closing costs shall be paid as set forth below:

11.1 Seller’s Costs. In connection with the sale of the Property contemplated under this Contract, Seller shall be responsible for all transfer taxes except as otherwise provided in Section 12.

11.2 Buyer’s Costs. In connection with the purchase of the Property contemplated under this Contract, Buyer shall be responsible for the costs and expenses of its attorneys, accountants and other professionals, consultants and representatives. Buyer shall also be responsible for the costs and expenses in connection with the preparation of any environmental report, any update to the survey and the costs and expenses of preparation of the title insurance commitment and the issuance of the title insurance policy and any endorsements thereto, contemplated by Article 4 and the per page recording charges and clerk’s fee for the Deed (if applicable).

11.3 Costs Associated with the Consent of Mortgage Lender and Assumption of Mortgage Obligations. Seller shall pay the costs associated with obtaining the consent of Mortgage Lender to the sale of the Property and assumption of the Mortgage Obligations (including any assumption/transfer fee and Lender’s attorney fees). Buyer shall pay its own attorney fees in connection with the consent and assumption. If Buyer renegotiates (or attempts to renegotiate) any of the loan or assumption documents and such efforts increase Lender’s attorney fees, Buyer agrees to pay the increased attorney fees cost to the extent such fees are directly attributable to Buyer’s negotiation efforts as opposed to customary Lender’s attorney fees incurred in the ordinary course of similar loan assumption transactions.

ARTICLE 12

ADJUSTMENTS

12.1 Adjustments. Unless otherwise provided herein, at Closing, adjustments between the parties shall be made as of 12:01 a.m. on the Closing Date (the “Cutoff Time”), with the income and expenses accrued prior to the Cutoff Time being allocated to Seller and the income and expenses accruing on and after the Cutoff Time being allocated to Buyer, all as set forth below. All of such adjustments and allocations shall be made in cash at Closing and shall be collected through and/or adjusted in accordance with the terms of the Management Agreement. Except as otherwise expressly provided herein, all apportionments and adjustments shall be made on an accrual basis in accordance with generally accepted accounting principles. Buyer and Seller shall request that Manager determine the apportionments, allocations, prorations and adjustments as of the Cutoff Time.

(a) Taxes. General Real Property taxes and installments of special and other assessments (collectively, “Taxes”) imposed on the property, shall be remitted to the collecting authorities by Seller if the same are due and payable on or before the Closing Date, and by Buyer if due and payable thereafter; provided, however, that all such taxes for the tax fiscal period in which the Closing Date occurs (the “Proration Period”), shall be apportioned between Buyer and Seller on and as of the Closing Date, with Seller bearing only the expense of that proportion of such Taxes that the number of days in the Proration Period prior to the Closing Date bears to the total number of days in such Proration Period. If the amount of Taxes to be borne by the Parties as above provided is not ascertainable on the Closing Date, the total thereof paid for the preceding tax fiscal period shall be used for purposes of such proration, and within 30 days after the amount of such taxes becomes known, the parties shall recompute such proration and adjust the difference. The obligations under this section shall survive the Closing Date and the delivery of the Deed.

(b) Utilities. All suppliers of utilities shall be instructed to read meters or otherwise determine the charges owing as of the Closing Date for services prior thereto, which charges shall be allocated to Seller. Charges accruing after Closing shall be allocated to Buyer. Seller shall be given credit, and Buyer shall be charged, for any utility deposits transferred to and received by Buyer at Closing.

(c) Income/Charges. All rents, income and charges receivable or payable under any Leases and Hotel Contracts applicable to the Property, and any deposits, prepayments and receipts thereunder, shall be prorated between Buyer and Seller as of the Cutoff Time.

(d) Accounts. The working capital account and all lender accounts and escrow accounts shall remain the property of the Seller. If the funds held in such accounts are held by the Manager or the Mortgage Lender, Seller shall receive a credit in an amount equal to such funds or Buyer shall remit the amount of such funds to Seller at Closing, and the funds held in such accounts shall be for the benefit of Buyer. The FF&E account shall be transferred to Buyer at Closing. The FF&E account transferred to Buyer at Closing shall be not less than One Million Three Hundred Fifty-Three Thousand Six Hundred Twenty-Three and No/100 ($1,353,623.00) Dollars, which amount Seller represents is the amount existing in the account as of the date of this Contract. Anything to the contrary notwithstanding, Seller shall have the right to withdraw funds from such account to pay for an unanticipated emergency repair. In such case Seller shall promptly notify Buyer of such withdrawal.

(e) Guest Ledger. Subject to (f) below, all accounts receivable of registered guests at the Hotel who have not checked out and were occupying rooms as of the Cutoff Time, shall be prorated as provided herein.

(f) Room Rentals. All receipts from guest room rentals and other suite revenues for the night in which the Cutoff Time occurs shall belong to Seller, but Seller shall provide Buyer credit at Closing equal to the reasonable expenses to be incurred by Buyer to clean such guests’ rooms.

(g) Advance Deposits. All prepaid rentals, room rental deposits, and all other deposits for advance registration, banquets or future services to be provided on and after the Closing Date shall be credited to Buyer.

(h) Accounts Receivable. To the extent not apportioned at Closing and subject to (e) and (f) above, all accounts receivable and credit card claims as of the Cutoff Time shall remain the property of Seller, and Seller and Buyer agree that the monies received from debtors owing such accounts receivable balances after Closing, shall be applied as expressly provided in such remittance, or if not specified then to the Seller’s outstanding invoices to such account debtors in chronological order beginning with the oldest invoices, and thereafter, to Buyer’s account.

(i) Accounts Payable. To the extent not apportioned at Closing, any indebtedness, accounts payable, liabilities or obligations of any kind or nature related to Seller or the Property for the periods prior to and including the Closing Date shall be retained by Seller and promptly allocated to Seller and evidence thereof shall be provided to Buyer, and Buyer shall not be or become liable therefor, except as expressly assumed by Buyer pursuant to this Contract, and invoices received in the ordinary course of business prior to Closing shall be allocated to Seller at Closing.

(j) Restaurants, Bars, Machines, Other Income. All monies received in connection with bar, restaurant, banquet and similar and other services at the Hotel (other than amounts due from any guest and included in room rentals) prior to the close of business for each such operation for the night in which the Cutoff Time occurs shall belong to Seller, and all other receipts and revenues (not previously described in this Section 12.1) from the operation of any department of the Hotel shall be prorated between Seller and Buyer at Closing.

12.2 Reconciliation and Final Payment. Seller and Buyer shall reasonably cooperate after Closing to make a final determination of the allocators and prorations required under this Contract within one hundred eighty (180) days after the Closing Date. Upon the final reconciliation of the allocations and prorations under this Section, the party which owes the other party any sums hereunder shall pay such party such sums within ten (10) days after the reconciliation of such sums. The obligations to calculate such prorations, make such reconciliations and pay any such sums shall survive the Closing.

12.3 Employees. Unless Buyer or the Manager expressly agrees otherwise, none of the employees of the Hotel shall become employees of Buyer, as of the Closing Date; instead, such employees shall remain employees of Manager. Seller shall not give notice under any applicable federal or state plant closing or similar act, including, if applicable, the Worker Adjustment And Retraining Notification Provisions of 29 U.S.C., Section 2102, the parties having agreed that a mass layoff, as that term is defined in 29 U.S.C., 2101(a)(3), will not have occurred. Any liability for payment of all wages, salaries and benefits, including, without limitation, accrued vacation pay, sick leave, bonuses, pension benefits, COBRA rights, and other benefits accrued or earned by and due to employees at the Hotel through the Cutoff Time, together with F.I.C.A., unemployment and other taxes and benefits due with respect to such employees for such period, shall be charged to Seller, in accordance with the Management Agreement, for the purposes of the adjustments to be made as of the Cutoff Time. All liability for wages, salaries and benefits of the employees accruing in respect of and attributable to the period from and after Closing shall be charged to Buyer but only to the extent those employees become employees of Buyer.

ARTICLE 13

CASUALTY AND CONDEMNATION

All risk of loss or damage to the Property shall be borne by Seller to and including the Closing Date. If any Property suffers a loss in excess of $100,000.00, as reasonably estimated by

Seller and Buyer, by accident, earthquake, fire, flood, hurricane, tornado or other casualty (“Casualty”‘) on or before the Closing Date, or if proceedings to take or condemn the whole or a material part of any Property for public or quasi-public use under any statute or by the right of eminent domain are commenced or threatened (“Condemnation”) on or before the Closing Date, then Buyer shall have the option to terminate this Agreement by written notice to Seller, in which event all liabilities and obligations of the parties hereunder shall cease except for those obligations set forth in Sections 3.2, 3.3, and Buyer’s obligation to return all materials furnished by Seller to Buyer and those expressly provided to survive termination of this Agreement, and the Earnest Money Deposit shall be immediately returned to Buyer. If Buyer does not provide Seller notice to cancel, then the transaction shall proceed to Closing and (w) any and all insurance proceeds, damages or awards payable in respect of such Casualty or Condemnation collected by Seller before the Closing Date excluding any proceeds received by Seller for Seller’s damages other than for damage to the Property (e.g., business interruption proceeds), shall be allowed to Buyer as a credit against the Purchase Price, (x) any deductible or retention shall be credited to Buyer against the Purchase Price, (y) Seller shall assign to Buyer all of Seller’s rights, titles and interests in and to any and all such insurance proceeds, damages or awards not collected by Seller before the Closing Date excluding any proceeds for Seller’s damages other than for damage to the Property (e.g., business interruption proceeds), and (z) Seller shall have no duty or obligation to make any repairs to the Property. If, prior to the Closing Date, any part of the Property shall be destroyed or damaged by Casualty and the cost of restoration thereof would be $100,000.00 or less, as reasonably estimated by Seller, or an immaterial portion of the Property shall be the subject of Condemnation, then the Transaction shall proceed to Closing, without reduction of the Purchase Price or repair or restoration of the Property, and (i) Seller shall pay to Buyer all insurance proceeds received by Seller with respect to such loss excluding any proceeds received by Seller for Seller’s damages prior to the Closing Date other than for damage to the Property, (ii) any deductible or retention shall be credited to Buyer against the Purchase Price, (iii) Seller shall assign to Buyer all rights of Seller in and to Seller’s insurance policies and insurance proceeds excluding any proceeds received by Seller (or rights of Seller to collect) for Seller’s damages prior to the Closing Date, other than for damage to the Property, and (iv) Seller shall have no duty or obligation to make any repairs to the Property.

ARTICLE 14

DEFAULT REMEDIES

14.1 Buyer Default. If Buyer defaults under this Contract after the Review Period, and such default continues for thirty (30) days following written notice from Seller (provided no notice shall extend the time for Closing), then at Seller’s election by written notice to Buyer, this Contract shall be terminated and of no effect, in which event the Earnest Money Deposit shall be paid to and retained by the Seller as Seller’s sole and exclusive remedy hereunder, and as liquidated damages for Buyer’s default or failure to close, and both Buyer and Seller shall thereupon be released from all obligations hereunder except for Buyer’s obligations under Sections 3.2 and 3.3 hereof and Buyer’s obligation to return all materials furnished by Seller to Buyer.

14.2 Seller Default. If Seller defaults under this Contract, and such default continues for thirty (30) days following written notice from Buyer, Buyer may elect, as Buyer’s sole and exclusive remedy, either (i) to terminate this Contract by written notice to Seller delivered to Seller at any time prior to the completion of such cure, in which event the Earnest Money Deposit shall be returned to the Buyer, and thereafter both the Buyer and Seller shall thereupon be released from all obligations with respect to this Contract, except as otherwise expressly provided herein; or (ii) to seek specific performance.

14.3 Attorney’s Fees. Anything to the contrary herein notwithstanding, if either the Buyer or Seller shall employ an attorney to enforce its rights pursuant to this Contract because of the default of the other party, and the non-defaulting party is successful in enforcing such rights, then the defaulting party shall reimburse the non-defaulting party for the non-defaulting party’s reasonable attorneys’ fees, costs and expenses.

ARTICLE 15

NOTICES

All notices required herein shall be deemed to have been validly given, as applicable: (i) if given by telecopy, when the telecopy is transmitted to the party’s telecopy number specified below and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours provided that confirming notice is couriered on the same or next following business day by recognized and reputable commercial overnight delivery service, (ii) if hand delivered to a party against receipted copy, when the copy of the notice is receipted or rejected or (iii) on the next delivery day after such notices are sent by recognized and reputable commercial overnight delivery service marked for next day delivery, return receipt requested or similarly acknowledged:

If to Buyer:	Apple Seven Hospitality Ownership, Inc. 814 E. Main Street Richmond, Virginia 23219 Attention: Sam Reynolds Fax No.: (804) 344-8129

with a copy to:	Apple Seven Hospitality Ownership, Inc. 814 E. Main Street Richmond, Virginia 23219 Attention: Legal Dept. Fax No.: (804) 727-6349

`If to Seller:	Briggs Renewal Limited Partnership c/o Historic Restoration, Incorporated 909 Poydras Street, Suite 3100 New Orleans, Louisiana 70112 Attention: A. Thomas Leonhard, Jr. Fax No.: (504) 525-3932

with a copy to:	Elkins, P.L.C. 201 St. Charles Avenue, Suite 4400 New Orleans, Louisiana 70170 Attention: Gary J. Elkins, Esq Fax No.: (504) 529-7163

Addresses may be changed by the parties hereto by written notice in accordance with this Section.

ARTICLE 16

MISCELLANEOUS

16.1 Performance. Time is of the essence in the performance and satisfaction of each and every obligation and condition of this Contract.

16.2 Binding Effect; Assignment. This Contract shall be binding upon and shall inure to the benefit of each of the parties hereto, their respective successors and assigns.

16.3 Entire Agreement. This Contract and the exhibits constitute the sole and entire agreement between Buyer and Seller with respect to the subject matter hereof. No modification of this Contract shall be binding unless signed by both Buyer and Seller.

16.4 Governing Law. The validity, construction, interpretation and performance of this Contract shall in all ways be governed and determined in accordance with the laws of the State of Nebraska (without regard to conflicts of law principles).

16.5 Captions. The captions used in this Contract have been inserted only for purposes of convenience and the same shall not be construed or interpreted so as to limit or define the intent or the scope of any part of this Contract.

16.6 Confidentiality. Except as either party may reasonably determine is required by law (including without limitation laws and regulations applicable to Buyer or its affiliates who may be public companies): (i) prior to Closing, Buyer and Seller shall not disclose the existence of this Contract or their respective intentions to purchase and sell the Property or generate or participate in any publicity or press release regarding this transaction, except to Buyer’s and Seller’s legal counsel and lender, Buyer’s consultants and agents, the Manager and the Title Company and except as necessitated by Buyer’s Due Diligence Examination and/or shadow management, unless both Buyer and Seller agree in writing and as necessary to effectuate the transactions contemplated hereby and (ii) following Closing, subject to applicable securities laws, the parties shall coordinate any public disclosure or release of information related to the transactions contemplated by this Contract, and no such disclosure or release shall be made without the prior written consent of Buyer, and no press release shall be made without the prior written approval of Buyer and Seller.

16.7 Closing Documents. To the extent any Closing documents are not attached hereto at the time of execution of this Contract, Buyer and Seller shall negotiate in good faith with respect to the form and content of such Closing documents prior to Closing.

16.8 Counterparts. This Contract may be executed in counterparts by the parties hereto, and by facsimile signature, and each shall be considered an original and all of which shall constitute one and the same agreement.

16.9 Severability. If any provision of this Contract shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Contract but shall be confined in its operation to the provision or provisions hereof directly involved in the controversy in which such judgment shall have been rendered, and this Contract shall be construed as if such provision had never existed, unless such construction would operate as an undue hardship on Seller or Buyer or would constitute a substantial deviation from the general intent of the parties as reflected in this Contract.

16.10 Interpretation. For purposes of construing the provisions of this Contract, the singular shall be deemed to include the plural and vice versa and the use of any gender shall include the use of any other gender, as the context may require.

16.11 No Recourse against Seller. In the event that Buyer files suit against Seller as a result of a default by Seller under this Contract and Buyer obtains a money judgment against Seller, Buyer shall have no recourse against Seller and its assets. Buyer’s sole recourse shall be against the proceeds received by Seller’s general partner, Briggs Omaha Investment Company, LLC (“General Partner”), from the operation of the Property and the sale of the Property. General Partner hereby intervenes in this Contract and agrees that Buyer shall have the right to collect such money judgment from such distributions.

[SIGNATURE PAGE TO FOLLOW THIS PAGE]

IN WITNESS WHEREOF, this Contract has been executed, to be effective as of the date first above written, by the Buyer and Seller.

SELLER:

BRIGGS RENEWAL LIMITED PARTNERSHIIP

By:	Briggs Omaha Investment Company, LLC Its: General Partner

	By:	Historic Restoration, Incorporated Its: Sole Member

		By:	/s/ Pres Kabacoff
		Name:	Pres Kabacoff
		Title:	Chief Executive Officer

BUYER:

APPLE SEVEN HOSPITALITY OWNERSHIP, INC.

By:	/s/ Justin G. Knight
Name:	Justin G. Knight
Title:	President

INTERVENOR AS TO SECTION 16.11:

BRIGGS OMAHA INVESTMENT COMPANY, LLC

By:	Historic Restoration, Incorporated Its: Sole Member

	By:	/s/ Pres Kabacoff
	Name:	Pres Kabacoff
	Title:	Chief Executive Officer

EXHIBIT “A”

LEGAL DESCRIPTION OF LAND

EXHIBIT B

List of FF&E

EXHIBIT C

LIST OF HOTEL CONTRACTS

EXHIBIT C-l	-	Seller’s Hotel Contracts

EXHIBIT C-2	-	Other Hotel Contracts

EXHIBIT D

CONSENTS AND APPROVALS

A.	Consents Under Hotel Contracts

B.	Consents Under Other Contracts

C.	Governmental Approvals and Consents

EXHIBIT E

ENVIRONMENTAL REPORTS

EXHIBIT F

KNOWN CLAIMS OR LITIGATION PENDING

EXHIBIT G

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) made the      day of             , 2006 by and among BRIGGS RENEWAL LIMITED PARTNERSHIP, a Delaware limited partnership (“Seller”), APPLE SEVEN HOSPITALITY OWNERSHIP INC. a Virginia corporation, or its assigns (“Buyer”) and LANDAMERICA AMERICAN TITLE COMPANY (“Escrow Agent”).

R E C I T A L S

WHEREAS, pursuant to the provisions of Section 2.6 of that certain Purchase Contract dated                      ,      2006 (the “Contract”) between Seller and Buyer (the “Parties”), the Parties have requested Escrow Agent to hold in escrow in accordance with the provisions, upon the terms, and subject to the conditions, of this Agreement, the Earnest Money Deposit as defined in the Contract (the “Deposit”); and

WHEREAS, the Deposit shall be delivered to Escrow Agent in accordance with the terms of the Contract and this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties hereto agree as follows:

1. Seller and Buyer hereby appoint Escrow Agent to serve as escrow agent hereunder, and the Escrow Agent agrees to act as escrow agent hereunder in accordance with the provisions, upon the terms and subject to the conditions of this Agreement. The Escrow Agent hereby acknowledges receipt of the Deposit. The Deposit shall be held in an interest bearing account in a federally insured bank or savings institution.

2. Subject to the rights and obligations to transfer, deliver or otherwise dispose of the Deposit, Escrow Agent shall keep the Deposit in Escrow Agent’s possession pursuant to this Agreement.

3. (a) Buyer shall be entitled to an immediate return of the Deposit at any time prior to the expiration of the Review Period (as defined in Section 3.1 of the Contract) by providing written notice to Escrow Agent stating that Buyer has elected to terminate the Contract pursuant to Section 3.1 and upon confirmation of receipt of notice of the same by Seller.

(b) If at any time after the expiration of the Review Period, Buyer claims entitlement to all or any portion of the Deposit, Buyer shall give written notice to Escrow Agent stating that Seller has defaulted in the performance of its obligations under the Contract beyond the applicable grace period, if any, or that Buyer is otherwise entitled to the return of the Deposit or applicable portion thereof and shall direct Escrow Agent to return the Deposit or applicable portion thereof to Buyer (the “Buyer’s Notice”). Escrow Agent shall promptly deliver a copy of Buyer’s Notice to Seller. Seller shall have three (3) Business Days after receipt of the copy of Buyer’s Notice to deliver written notice to Escrow Agent and Buyer objecting to the release of the Deposit or applicable portion thereof to Buyer (“Seller’s Objection Notice”). If Escrow Agent does not receive a timely Seller’s Objection Notice, Escrow Agent shall release the Deposit or applicable portion thereof to Buyer. If Escrow Agent does receive a timely Seller’s Objection Notice, Escrow Agent shall release the Deposit or applicable portion thereof only upon receipt of, and in accordance with, written instructions signed by Seller and Buyer, or the final order of a court of competent jurisdiction.

(c) If, at any time after the expiration of the Review Period, Seller claims entitlement to the Deposit or applicable portion thereof, Seller shall give written notice to Escrow Agent stating that Buyer has defaulted in the performance of its obligations under the Contract, and shall direct Escrow Agent to release the Deposit or applicable portion thereof to Seller (the “Seller’s Notice”). Escrow Agent shall promptly deliver a copy of Seller’s Notice to Buyer. Buyer shall have three (3) Business Days after receipt of the copy of Seller’s Notice to deliver written notice to Escrow Agent and Seller objecting to the release of the Deposit or applicable portion thereof to Seller (“Buyer’s Objection Notice”). If Escrow Agent does not receive a timely Buyer’s Objection Notice, Escrow Agent shall release the Deposit or applicable portion thereof to Seller. If Escrow Agent does receive a timely Seller’s Objection Notice, Escrow Agent shall release the Deposit or applicable portion thereof only upon receipt of, and in accordance with, written instructions signed by Buyer and Seller, or the final order of a court of competent jurisdiction.

4. In the performance of its duties hereunder, Escrow Agent shall be entitled to rely upon any document, instrument or signature purporting to be genuine and purporting to be signed by and of the Parties or their successors unless Escrow Agent has actual knowledge to the contrary. Escrow Agent may assume that any person purporting to give any notice or instructions in accordance with the provisions hereof has been duly authorized to do so.

5. (a) Escrow Agent shall not be liable for any error of judgment, or any action taken or omitted to be taken hereunder, except in the case of Escrow Agent’s willful, bad faith misconduct or negligence.

(b) In addition to the indemnities provided below, Escrow Agent shall not be liable for, and each of the Parties jointly and severally hereby indemnify and agree to save harmless and reimburse Escrow Agent from and against all loss, cost, liability, damage and expense, including reasonable outside counsel fees in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement, including the costs and expenses of defending against any claim arising hereunder unless the same are caused by the willful, bad faith misconduct or negligence of Escrow Agent.

(c) Escrow Agent shall not be bound or in any way affected by any notice of any modification or cancellation of this Agreement, or of any fact or circumstance affecting or alleged to affect rights or liabilities hereunder other than as is herein set forth, or affecting or alleged to affect the rights and liabilities of any other person, unless notice of the same is delivered to Escrow Agent in writing, signed by the proper parties to Escrow Agent’s satisfaction and, in the case of modification, unless such modification shall be approved by Escrow Agent in writing or unless Escrow Agent shall have actual knowledge of any such modification, cancellation, fact or circumstance.

6. (a) Escrow Agent and any successor escrow agent, as the case may be, may resign his or its duties and be discharged from all obligations hereunder, except those expressly set forth as surviving termination of this Agreement, at any time upon giving five (5) days’ prior written notice to each of the Parties hereto. The Parties hereto will thereupon jointly designate a successor escrow agent hereunder within said five (5) day period to whom the Deposit shall be delivered. In default of such a joint designation of a successor escrow agent, Escrow Agent shall retain the Deposit as custodian thereof until otherwise directed by the Parties hereto, jointly, or until the Deposit is released in accordance with Section 6(b) below, in each case, without liability or responsibility except as set forth herein.

(b) Anything in this Agreement to the contrary notwithstanding, (i) Escrow Agent, on notice to the Parties hereto, may take such other steps as the Escrow Agent may elect in order to terminate its duties as Escrow Agent hereunder, including, but not limited to, the deposit of the Deposit with a court of competent jurisdiction in the State of Nebraska and the commencement of an action of interpleader, and (ii) in the event of litigation between any of the Parties with respect to the Deposit, Escrow Agent may deposit the Deposit with the court in which said litigation is pending and, in any such event, Escrow Agent shall be relieved and discharged from any liability or responsibility to the Parties hereto, except as set forth herein.

7. All notices required herein shall be deemed to have been validly given, as applicable: (i) if given by telecopy, when the telecopy is transmitted to the party’s telecopy number specified below and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next business day if not confirmed during normal business hours provided that confirming notice is mailed on the same or next following business day by regular U.S. mail, (ii) if hand delivered to a party against receipted copy, when the copy of the notice is receipted or rejected, or (iii) on the next delivery day after such notices are sent by recognized and reputable commercial overnight delivery service marked for next day delivery, return receipt requested or similarly acknowledged:

a.	If addressed to Seller, to:

Briggs Renewal Limited Partnership c/o Historic Restoration, Incorporated
909 Poydras Street, Suite 3100 New Orleans, LA 70112. Attn: A. Thomas Leonhard, Jr. Fax No.: (504) 525-3932

with a copy to:

Elkins, P.L.C.
201 St. Charles Avenue
Suite 4400
New Orleans, LA 70170
Attn: Gary J. Elkins
Fax No.: (504) 529-7163

b.	If addressed to Buyer, to:

Apple Suites Realty Group, Inc. 814 E. Main Street Richmond, Virginia 23219 Attn: Justin Knight Fax No.: (804) 344-8129

with a copy to:

Apple Seven Hospitality Ownership, Inc.
814 E. Main Street
Richmond, Virginia 23219
Attn: Legal Dept.
Fax No.: (804) 727-6349

c.	If addressed to Escrow Agent, to:

LandAmerica Dallas National Division 8201 Preston Road, Suite 280 Dallas TX 75225 Fax No.: (214) 368-0039

or such other address or addresses as may be expressly designated by any party by notice given in accordance with the foregoing provisions and actually received by the party to whom addressed.

8. This Agreement may be executed in any number of counterparts or by facsimile each of which shall be deemed an original and all of which, together, shall constitute one and the same Agreement.

9. The covenants, conditions and agreements contained in this Agreement shall bind and inure to the benefit of each of the Parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.

SELLER:

BRIGGS RENEWAL LIMITED PARTNERSHIP

By:	Briggs Omaha Investment Company, LLC Its: General Partner

	By:	Historic Restoration, Incorporated Its: Sole Member

By:
Name:
Title:

BUYER:

APPLE SEVEN HOSPITALITY OWNERSHIP, INC.

By:
Name:
Title:

ESCROW AGENT:

LANDAMERICA AMERICAN TITLE COMPANY

By:
Name:
Title:

EXHIBIT H

INTENTIONALLY DELETED

EXHIBIT I

After recording return to:

Preparer Information:

(Space above this line for Recorder.)

SPECIAL WARRANTY DEED

For the consideration of TEN DOLLARS ($10.00) and other valuable consideration, , a(n)                                                   , does hereby convey to                                                                               a(n)                                                                       , the following described real estate:

See Exhibit A attached hereto and made a part hereof.

Subject to those matters set forth on Exhibit B attached hereto and made a part hereof.

Grantor does hereby covenant with Grantee and successors in interest to warrant and defend the real estate against the lawful claims of all persons claiming by, through or under them, except as may be above stated.

Words and phrases herein, including acknowledgement hereof, shall be construed as in the singular or plural number, and as masculine or feminine gender, according to the context.

DATED:	, 2005.

GRANTOR:

By:

ACKNOWLEDGEMENT

STATE OF )
) SS:
COUNTY OF )

On this      day of                     , 2005, before me, the undersigned, a Notary Public in and for said State, personally appeared                                                      , to me personally known, who being by me duly sworn, did say that he is                              of                                                                                   , an                                                                          , (“the Company”); executing the within and foregoing instrument; that no seal has been procured by the Company; that said instrument was signed on behalf of said Company by authority of the Company’s member; and that                                                                  , as such officer, acknowledged the execution of the foregoing instrument to be the voluntary act and deed of the Company, by it and by them voluntarily executed.

Notary Public
in and for the State of.

EXHIBIT A

Legal Description of the Land

EXHIBIT B

1.	All easements, covenants, conditions, restrictions, reservations, declarations, community contracts, mortgages and other matters of record;

2.	Unrecorded easements and all other matters which would be disclosed by an accurate survey and inspection of the Property;

3.	The lien of taxes and assessments for 2005 and all subsequent years;

4.	All rights of tenants to use or occupy the Property;

5.	Zoning regulations, ordinances, laws and all rights of any governmental body which may have jurisdiction over the Property;

6.	Rights of public and quasi-public utilities, and governmental bodies, departments and agencies to install or maintain public utilities or other installations and structures on or over the Property.

7.	Taxes and assessments not shown as existing liens by the public records.

8.	Other:

EXHIBIT J

AGREEMENT AND BILL OF SALE

This Agreement and Bill of Sale (“Agreement”) is made as of this          day of              , 2004, by and between                         , a(n)                          (“Buyer”) and                         , a(n)                          (“Seller”). (Buyer and Seller are referred to collectively as the “Parties” and individually as a Party)

Recitals

A. Seller is the owner of personal property presently located on the Land described on the attached Exhibit 1 (the “Personal Property”). The real property described on Exhibit 1 and all improvements thereon are herein described as the “Land.”

B. Buyer desires to purchase from Seller and Seller desires to sell to Buyer, all of Seller’s right, title and interest in and to the Personal Property, listed and/or described on Exhibit Exhibit 2, attached to and made a part of this Agreement.

Agreement

In consideration of the foregoing and the mutual covenants set forth herein, the Parties agree as follows:

1. Purchase and Sale. Seller hereby sells, assigns, conveys and transfers to Buyer, and Buyer hereby purchases and accepts, all of Seller’s right, title and interest in and to the Personal Property.

2. Purchase Price. The Purchase Price for the Personal Property is                                          Dollars ($             .00) (the “Purchase Price”), to be paid in immediately available funds by Buyer to Seller simultaneously with the execution of this Agreement.

3. “As Is” Delivery. BUYER ACKNOWLEDGES THAT IT HAS INSPECTED THE PERSONAL PROPERTY AND AGREES TO ACCEPT POSSESSION OF AND TITLE TO THE PERSONAL PROPERTY IN ITS PRESENT CONDITION “AS IS, WHERE IS, WITH ALL FAULTS, IF ANY.” SELLER MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING THE CONDITION OF THE PERSONAL PROPERTY, THE SUITABILITY OF THE PERSONAL PROPERTY FOR BUYER’S PURPOSES, THE MERCHANTABILITY OF THE PERSONAL PROPERTY OR THE PERSONAL PROPERTY’S FITNESS FOR A PARTICULAR PURPOSE, NOR ARE THERE ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, PROVIDED BY SELLER WITH RESPECT TO THE PERSONAL PROPERTY EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT OR THE PURCHASE CONTRACT EXECUTED BETWEEN THE PARTIES FOR THE SALE OF THE LAND.

4. Taxes. Buyer shall be responsible for and hereby assumes all liabilities and obligations connected with, arising from or related to personal property taxes assessed against or upon the Personal Property to the extent first becoming due and payable after the date of this Agreement, beginning with the first installment immediately following the date of execution of this Agreement (collectively, the “Taxes”). In connection therewith, Seller agrees to endeavor to forward to Buyer all tax bills received by Seller pertaining to the Personal Property promptly, and Buyer covenants and agrees to pay the Taxes prior to delinquency. Buyer, its affiliates, successors, and assigns, further agrees to indemnify, defend, and hold harmless Seller and its parent, affiliates, subsidiaries, directors, officers, employees, and agents from and against all claims, judgments, damages, penalties, fines, expenses, liabilities and losses (including, without limitation, attorneys’ fees and court costs) connected with, arising from or related to Buyer’s failure to pay and discharge the Taxes in accordance with, or otherwise abide by, the terms of this Agreement.

5. Entire Agreement. This Agreement is the entire agreement, and supersedes all prior agreements and understandings, written and oral, between the Parties hereto or any of them with respect to the subject matter hereof.

6. Notices. All notices hereunder shall be delivered or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Buyer:

If to Seller:

Either party may designate a different address or addresses for itself by notice similarly given. Any notice given by registered or certified mail shall be deemed to have been given on the third day after the same is deposited in the mail, and any notice not so given shall be deemed to have been given upon receipt of the same by the Party to whom the same is to be given.

7. Survival. The representations, warranties, covenants, indemnification obligations and agreements contained in this Agreement shall survive consummation of the transactions contemplated by this Agreement.

9. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission, all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

10. Captions. The captions in this Agreement are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any provision of this Agreement.

11. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nebraska, excluding the choice of law provisions thereof.

12. Further Assurances. Each of the Parties hereto shall execute and deliver such additional documents and instruments and take such other actions as may be reasonably required in order to carry out the purposes and intent of this Agreement.

BUYER:

By:
Name:
Title

SELLER:

By:

EXHIBIT 1

Legal Description of the Land

EXHIBIT 2

Personal Property

EXHIBIT A

LEGAL DESCRIPTION

Exhibit A

Legal Description of Land

Parcel One:

Block 100, the Vacated Alley, Part of 10th, and 9th Streets, Original City of Omaha, Douglas Country, Nebraska, described as beginning at the southwest Corner of Block 100, thence N00°02’43”W (assumed bearing), on the West line of said Block, a distance of 151.08 feet; thence N89°50’22”W a distance of 3.00 feet; thence N00°02’43”W a distance of 67.00 feet; thence S89°58’48”E a distance of 3.00 feet, to a point on the West line of Block 100; thence N00°02’43”W, on said West line, a distance of 67.15 feet to the Northwest Corner of Block 100; thence N89°59’18”E, on the North line of said Block, a distance of 285.45 feet, thence S00°04’42”E a distance of 132.52 feet; thence S89°58’05”W a distance of 20.33 feet to a point on the East line of Block 100; thence S00°04’42”E, on said East line, a distance of 107.53 feet to a point on the Northerly Right-of-Way line of Douglas Street; thence S44°56’05”W, on said Right-of-Way line, a distance of 7.07 feet; thence continuing on said Right-of-Way line, S72011’50”W, a distance of 49.34 feet; thence S8l°26’59”W, a distance of 148.58 feet; thence S00°03’08”E, a distance of 3.00 feet to a point on the South line of Block 100; thence S89°56’52”W, on said South line, a distance of 66.32 feet to the Point of Beginning.

Parcel Two:

That part of Lots 7 and 8, Block 101, Original City of Omaha, Douglas County, Nebraska, described as beginning at the Southeast Corner of Block 101; thence S89°56’52”W (assumed bearing) on the Southerly line of said block 101 a distance of 110.54 feet to a point on said south line; thence N00°01’52”W a distance of 132.70 feet to a point on the North line of Lot 7 in said Block 101; thence N89°58’05”E on said North line a distance of 110.50 feet to a point on the East line of said Block 101; thence S00°02’41”E on said East line a distance of 132.66 feet to the Pont of Beginning.

EXHIBIT B

INTENTIONALLY DELETED

EXHIBIT C

LIST OF HOTEL CONTRACTS

EXHIBIT C-1

SELLER’S HOTEL CONTRACTS

Exhibit C-1

Seller’s Hotel Contracts

1.	Lease dated August 13, 2005, by and between Briggs Renewal Limited Partnership and Advanced Surgery Center, L.L.C., as amended by that certain First Amendment to Lease dated October 18, 2005.

EXHIBIT C-2

OTHER HOTEL CONTRACTS

Exhibit C-2

Other Hotel Contracts

1.	Business Center Service Agreement dated February 1, 2006 by and between Showcase Business Centers, Inc. and Marriott Hotel Services, Inc. d/b/a Courtyard Omaha.

2.	Xerox Lease Agreement dated August 13, 2002 by and between Xerox and Courtyard by Marriott II, L.P.

3.	Xerox Lease Agreement dated June 25, 2003 by and between Xerox and Courtyard by Marriott II, L.P.

4.	Alamo Leasing Company dated November 10, 2004 by and between Alamo Leasing Company, Inc. and Courtyard Management Corporation d/b/a Courtyard Omaha Downtown as hotel manager for Briggs Renewal Limited Partnership

5.	Tropical Plant Agreement dated March 21, 2005 by and between Initial Tropical Plants, Inc. and Courtyard Marriott

6.	Music Agreement dated December 12, 2003 by and between Muzak, LLC and Courtyard Downtown Omaha

7.	Water Management Agreement dated September 13, 1999 by and between Water Engineering, Inc. and Marriott Hotel, 101 S. 10th Street, Omaha, NE 68102.

8.	Waste Agreement dated August 1, 2000 by and between Central Waste Systems, Inc. and Courtyard by Marriott

9.	Pest Control Agreement dated August 31, 1999 by and between EcoLab and Marriott Courtyard

10.	Elevator Maintenance Agreement dated September 15, 2000 by and between KONE, Inc. and Courtyard Marriott

EXHIBIT D

CONSENTS AND APPROVALS

EXHIBIT D

CONSENTS AND APPROVALS

1.	Under the terms of the Management Agreement, the consent of Courtyard Management Corporation must be obtained.

2.	Under the terms of the Mortgage Loan Documents, the consent of GMAC Commercial Mortgage Bank must be obtained.

3.	Under the terms of the Redevelopment Agreement, the consent of the City of Omaha must be obtained.

4.	Under the terms of TIF Loan Documents, the consent of the First National Bank of Omaha must be obtained.

EXHIBIT E

ENVIRONMENTAL REPORTS

Exhibit E

Environmental Reports

Seller has provided the electronic version of this exhibit to Buyer.

EXHIBIT F

KNOW CLAIMS OR LITIGATION PENDING

EXHIBIT F

Known Claims or Litigation Pending

5 Year Loss Run

Omaha Ctyd (311MW)

As of March 30, 2006

Claim #	DOI	Unit #	Claiment Type	Status	Limited Paid as of 3/30/06	Limited Incurred as of 3/30/06
003138	12/8/01	31-1MW	GL - General Liability	Closed	—	—
016638	1/9/02	31-1MW	WC - Medical	Closed	158.10	158.10
006619	2/7/02	31-1MW	WC - Medical	Closed	—	—
007264	2/17/02	31-1MW	WC - Medical	Closed	782.01	782.01
007691	2/25/02	31-1MW	GL - General Liability	Closed	—	—
012938	5/8/02	31-1MW	WC - Medical	Closed	211.50	211.50
019419	8/3/02	31-1MW	GL - General Liability	Closed	—	—
022917	8/29/02	31-1MW	WC - Medical	Closed	68.90	68.90

Policy Year 01/02 Total:					1,220.51	1,220.51

025084	10/16/02	31-1MW	GL - Alleged Theft	Closed	—	—
026533	10/29/02	31-1MW	WC - Medical	Closed	325.81	325.81
026295	11/4/02	31-1MW	GL - General Liability	Closed	—	—
028942	12/17/02	31-1MW	WC - Medical	Closed	201.73	201.73
032392	2/7/03	31-1MW	WC - Medical	Closed	223.63	223.63
032158	2/11/03	31-1MW	GL - General Liability	Closed	1,244.00	1,244.00
037545	5/9/03	31-1MW	GL - General Liability	Closed	398.13	398.13
037848	5/14/03	31-1MW	WC - Medical	Closed	2,685.93	2,685.93
038922	5/29/03	31-1MW	GL - Alleged Theft	Closed		—
043157	7/31/03	31-1MW	WC - Medical	Closed	275.00	275.00
053888	9/10/03	31-1MW	WC - Medical	Closed	147.75	147.75

Policy Year 02/03 Total:					5,501.98	5,501.98

049029	10/21/03	31-1MW	WC - Medical	Closed	103.75	103.75
053680	1/4/04	31-1MW	WC - Indemnity	Closed	569.06	569.06
054888	1/26/04	31-1MW	WC - Medical	Closed	860.00	860.00
056001	2/11/04	31-1MW	WC - Medical	Closed	103.75	103.75
057700	3/9/04	31-1MW	GL - General Liability	Closed	200.00	200.00
058082	3/15/04	31-1MW	GL - General Liability	Closed	—	—
058797	3/24/04	31-1MW	WC - Medical	Closed	261.75	261.75
059187	4/1/04	31-1MW	GL - Alleged Theft	Closed	—	—
059407	4/4/04	31-1MW	GL - General Liability	Closed	—	—
059898	4/11/04	31-1MW	GL - General Liability	Closed	—	—
061895	5/9/04	31-1MW	WC - Medical	Closed	435.63	435.63
062170	5/13/04	31-1MW	GL - Alleged Theft	Closed	—	—
064884	6/19/04	31-1MW	GL - Alleged Theft	Closed	—	—
071858	9/26/04	31-1MW	GL - General Liability	Closed	164.00	164.00

Policy Year 03/04 Total:					2,697.94	2,697.94

073079	10/13/04	31-1MW	GL - General Liability	Closed	—	—
074087	10/27/04	31-1MW	GL - General Liability	Closed	—	—
080516	2/9/05	31-1MW	AL - Auto Liability	Closed	1,221.33	1,221.33
082042	2/27/05	31-1MW	GL - General Liability	Closed	737.17	737.17
083938	3/27/05	31-1MW	GL - Alleged Theft	Closed	—	—
084587	4/5/05	31-1MW	GL - Alleged Theft	Closed	—	—
088891	5/3/05	31-1MW	GL - General Liability	Closed	—	—
089934	8/14/05	31-1MW	GL - Alleged Theft	Closed	—	—
095983	7/7/05	31-1MW	WC - Medical	Closed	1,111.13	1,111.13
096045	7/29/05	31-1MW	WC - Medical	Closed	266.46	266.46
094329	7/31/05	31-1MW	AL - Auto Liability	Closed	—	—
094329	7/31/05	31-1MW	AL - Auto Liability	Closed	—	—
097859	9/4/05	31-1MW	WC - Medical	Closed	181.60	181.60

Policy Year 04/05 Total:					3,517.69	3,517.69

100854	10/9/05	31-1MW	GL - General Liability	Closed	—	—
101745	10/18/05	31-1MW	GL - Alleged Theft	Closed	—	—
106972	12/3/05	31-1MW	GL - Alleged Theft	Open	400.97	401.00
106972	12/18/05	31-1MW	GL - Alleged Theft	Open	65.00	65.00
109711	1/23/06	31-1MW	GL - Alleged Theft	Closed	—	—
109846	1/25/06	31-1MW	WC - Medical	Open	—	—
113315	3/7/06	31-1MW	WC - Medical	Open	144.20	144.20

Policy Year 05/06 Total:					610.17	610.20

311MW Grand Total:					13,548.29	13,548.32

EXHIBIT G

ESCROW AGREEMENT

EXHIBIT G

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) made the      day of                     , 2006 by and among BRIGGS RENEWAL LIMITED PARTNERSHIP, a Delaware limited partnership (“Seller”). APPLE SEVEN HOSPITALITY OWNERSHIP, INC. a Virginia corporation, or its assigns (“Buyer”) and LANDAMERICA AMERICAN TITLE COMPANY (“Escrow Agent”).

R E C I T A L S

WHEREAS, pursuant to the provisions of Section 2.6 of that certain Purchase Contract dated                          , 2006 (the “Contract”) between Seller and Buyer (the “Parties”), the Parties have requested Escrow Agent to hold in escrow in accordance with the provisions, upon the terms, and subject to the conditions, of this Agreement, the Earnest Money Deposit as defined in the Contract (the “Deposit”); and

WHEREAS, the Deposit shall be delivered to Escrow Agent in accordance with the terms of the Contract and this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties hereto agree as follows:

Seller and Buyer hereby appoint Escrow Agent to serve as escrow agent hereunder, and the Escrow Agent agrees to act as escrow agent hereunder in accordance with the provisions, upon the terms and subject to the conditions of this Agreement. The Escrow Agent hereby acknowledges receipt of the Deposit. The Deposit shall be held in an interest bearing account in a federally insured bank or savings institution.

Subject to the rights and obligations to transfer, deliver or otherwise dispose of the Deposit, Escrow Agent shall keep the Deposit in Escrow Agent’s possession pursuant to this Agreement.

(a) Buyer shall be entitled to an immediate return of the Deposit at any time prior to the expiration of the Review Period (as defined in Section 3.1 of the Contract) by providing written notice to Escrow Agent stating that Buyer has elected to terminate the Contract pursuant to Section 3.1 and upon confirmation of receipt of notice of the same by Seller.

If at any time after the expiration of the Review Period, Buyer claims entitlement to all or any portion of the Deposit, Buyer shall give written notice to Escrow Agent stating that Seller has defaulted in the performance of its obligations under the Contract beyond the applicable grace period, if any, or that Buyer is otherwise entitled to the return of the Deposit or applicable portion thereof and shall direct Escrow Agent to return the Deposit or applicable portion thereof to Buyer (the “Buyer’s Notice”). Escrow Agent shall promptly deliver a copy of Buyer’s Notice to Seller. Seller shall have three (3) Business Days after receipt of the copy of Buyer’s Notice to deliver written notice to Escrow Agent and Buyer objecting to the release of the Deposit or applicable portion thereof to Buyer (“Seller’s Objection Notice”). If Escrow Agent does not receive a timely Seller’s Objection Notice, Escrow Agent shall release the Deposit or applicable portion thereof to Buyer. If Escrow Agent does receive a timely Seller’s Objection Notice, Escrow Agent shall release the Deposit or applicable portion thereof only upon receipt of, and in accordance with, written instructions signed by Seller and Buyer, or the final order of a court of competent jurisdiction.

If, at any time after the expiration of the Review Period, Seller claims entitlement to the Deposit or applicable portion thereof, Seller shall give written notice to Escrow Agent stating that Buyer has defaulted in the performance of its obligations under the Contract, and shall direct Escrow Agent to release the Deposit or applicable portion thereof to Seller (the “Seller’s Notice”). Escrow Agent shall promptly deliver a copy of Seller’s Notice to Buyer. Buyer shall have three (3) Business Days after receipt of the copy of Seller’s Notice to deliver written notice to Escrow Agent and Seller objecting to the release of the Deposit or applicable portion thereof to Seller (“Buyer’s Objection Notice”). If Escrow Agent does not receive a timely Buyer’s Objection Notice, Escrow Agent shall release the Deposit or applicable portion thereof to Seller. If Escrow Agent does receive a timely Seller’s Objection Notice, Escrow Agent shall release the Deposit or applicable portion thereof only upon receipt of, and in accordance with, written instructions signed by Buyer and Seller, or the final order of a court of competent jurisdiction.

4. In the performance of its duties hereunder, Escrow Agent shall be entitled to rely upon any document, instrument or signature purporting to be genuine and purporting to be signed by and of the Parties or their successors unless Escrow Agent has actual knowledge to the contrary. Escrow Agent may assume that any person purporting to give any notice or instructions in accordance with the provisions hereof has been duly authorized to do so.

5. (a) Escrow Agent shall not be liable for any error of judgment, or any action taken or omitted to be taken hereunder, except in the case of Escrow Agent’s willful, bad faith misconduct or negligence.

(b) In addition to the indemnities provided below, Escrow Agent shall not be liable for, and each of the Parties jointly and severally hereby indemnify and agree to save harmless and reimburse Escrow Agent from and against all loss, cost, liability, damage and expense, including reasonable outside counsel fees in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement, including the costs and expenses of defending against any claim arising hereunder unless the same are caused by the willful, bad faith misconduct or negligence of Escrow Agent.

(c) Escrow Agent shall not be bound or in any way affected by any notice of any modification or cancellation of this Agreement, or of any fact or circumstance affecting or alleged to affect rights or liabilities hereunder other than as is herein set forth, or affecting or alleged to affect the rights and liabilities of any other person, unless notice of the same is delivered to Escrow Agent in writing, signed by the proper parties to Escrow Agent’s satisfaction and, in the case of modification, unless such modification shall be approved by Escrow Agent in writing or unless Escrow Agent shall have actual knowledge of any such modification, cancellation, fact or circumstance.

6. (a) Escrow Agent and any successor escrow agent, as the case may be, may resign his or its duties and be discharged from all obligations hereunder, except those expressly set forth as surviving termination of this Agreement, at any time upon giving five (5) days’ prior written notice to each of the Parties hereto. The Parties hereto will thereupon jointly designate a successor escrow agent hereunder within said five (5) day period to whom the Deposit shall be delivered. In default of such a joint designation of a successor escrow agent, Escrow Agent shall retain the Deposit as custodian thereof until otherwise directed by the Parties hereto, jointly, or until the Deposit is released in accordance with Section 6(b) below, in each case, without liability or responsibility except as set forth herein.

(b) Anything in this Agreement to the contrary notwithstanding, (iEscrow Agent, on notice to the Parties hereto, may take such other steps as the Escrow Agent may elect in order to terminate its duties as Escrow Agent hereunder, including, but not limited to, the deposit of the Deposit with a court of competent jurisdiction in the State of Nebraska and the commencement of an action of interpleader, and (ii) in the event of litigation between any of the Parties with respect to the Deposit, Escrow Agent may deposit the Deposit with the court in which said litigation is pending and, in any such event, Escrow Agent shall be relieved and discharged from any liability or responsibility to the Parties hereto, except as set forth herein.

7. All notices required herein shall be deemed to have been validly given, as applicable: (i) if given by telecopy, when the telecopy is transmitted to the party’s telecopy number specified below and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next business day if not confirmed during normal business hours provided that confirming notice is mailed on the same or next following business day by regular U.S. mail, (ii) if hand delivered to a party against receipted copy, when the copy of the notice is receipted or rejected, or (iii) on the next delivery day after such notices are sent by recognized and reputable commercial overnight delivery service marked for next day delivery, return receipt requested or similarly acknowledged:

a.	If addressed to Seller, to:

Briggs Renewal Limited Partnership
c/o Historic Restoration, Incorporated
909 Poydras Street, Suite 3100
New Orleans, LA 70112.
Attn: A. Thomas Leonhard, Jr.
Fax No.: (504) 525-3932

with a copy to:

Elkins, P.L.C.
201 St. Charles Avenue
Suite 4400
New Orleans, LA 70170
Attn: Gary J. Elkins
Fax No.: (504) 529-7163

b.	If addressed to Buyer to:

Apple Suites Realty Group, Inc.
814 E. Main Street
Richmond, Virginia 23219
Attn: Justin Knight
Fax No.: (804) 344-8129

with a copy to:

Apple Seven Hospitality Ownership, Inc.
814 E. Main Street
Richmond, Virginia 23219
Attn: Legal Dept.
Fax No.: (804) 727-6349

c.	If addressed to Escrow Agent, to:

LandAmerica Dallas National Division
8201 Preston Road, Suite 280
Dallas TX 75225
Fax No.: (214) 368-0039

or such other address or addresses as may be expressly designated by any party by notice given in accordance with the foregoing provisions and actually received by the party to whom addressed.

8. This Agreement may be executed in any number of counterparts or by facsimile each of which shall be deemed an original and all of which, together, shall constitute one and the same Agreement.

9. The covenants, conditions and agreements contained in this Agreement shall bind and inure to the benefit of each of the Parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.

SELLER:

BRIGGS RENEWAL LIMITED PARTNERSHIP

By:	Briggs Omaha Investment Company, LLC
Its:	General Partner

	By:	Historic Restoration, Incorporated
	Its:	Sole Member

By:
Name:
Title:

BUYER:

APPLE SEVEN HOSPITALITY OWNERSHIP, INC.

By:
Name:
Title:

ESCROW AGENT:

LANDAMERICA AMERICAN TITLE COMPANY

By:
Name:
Title:

EXHIBIT H

INTENTIONALLY DELETED

EXHIBIT I

DEED

EXHIBIT I

After recording return to:

Preparer Information:

(Space above this line for Recorder.)

SPECIAL WARRANTY DEED

For the consideration of TEN DOLLARS ($10.00) and other valuable consideration, a(n)                                                       , does hereby convey to                                                      , a(n)                                                   , the following described real estate:

See Exhibit A attached hereto and made a part hereof.

Subject to those matters set forth on Exhibit B attached hereto and made a part hereof.

Grantor does hereby covenant with Grantee and successors in interest to warrant and defend the real estate against the lawful claims of all persons claiming by, through or under them, except as may be above stated.

Words and phrases herein, including acknowledgement hereof, shall be construed as in the singular or plural number, and as masculine or feminine gender, according to the context.

DATED:                     , 2005.

GRANTOR:

By:

ACKNOWLEDGEMENT

STATE OF	)
	)	SS:
COUNTY OF	)

On this              day of                     , 2005, before me, the undersigned, a Notary Public in and for said State, personally appeared                             , to me personally known, who being by me duly sworn, did say that he is                                          of                             , an                                 , (“the Company”); executing the within and foregoing instrument; that no seal has been procured by the Company; that said instrument was signed on behalf of said Company by authority of the Company’s member; and that                                         , as such officer, acknowledged the execution of the foregoing instrument to be the voluntary act and deed of the Company, by it and by them voluntarily executed.

Notary Public
in and for the State of.

EXHIBIT A

Legal Description of the Land

EXHIBIT B

1.	All easements, covenants, conditions, restrictions, reservations, declarations, community contracts, mortgages and other matters of record;

2.	Unrecorded easements and all other matters which would be disclosed by an accurate survey and inspection of the Property;

3.	The lien of taxes and assessments for 2005 and all subsequent years;

4.	All rights of tenants to use or occupy the Property;

5.	Zoning regulations, ordinances, laws and all rights of any governmental body which may have jurisdiction over the Property;

6.	Rights of public and quasi-public utilities, and governmental bodies, departments and agencies to install or maintain public utilities or other installations and structures on or over the Property.

7.	Taxes and assessments not shown as existing liens by the public records.

8.	Other:

EXHIBIT J

BILL OF SALE

EXHIBIT J

AGREEMENT AND BILL OF SALE

This Agreement and Bill of Sale (“Agreement”) is made as of this      day of              , 2004, by and between                         , a(n)                          (“Buyer”) and                         , a(n)                          (“Seller”). (Buyer and Seller are referred to collectively as the “Parties” and individually as a Party)

Recitals

A. Seller is the owner of personal property presently located on the Land described on the attached Exhibit 1 (the “Personal Property”). The real property described on Exhibit 1 and all improvements thereon are herein described as the “Land.”

B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of Seller’s right, title and interest in and to the Personal Property, listed and/or described on Exhibit 2, attached to and made a part of this Agreement.

Agreement

In consideration of the foregoing and the mutual covenants set forth herein, the Parties agree as follows:

1. Purchase and Sale. Seller hereby sells, assigns, conveys and transfers to Buyer, and Buyer hereby purchases and accepts, all of Seller’s right, title and interest in and to the Personal Property.

2. Purchase Price. The Purchase Price for the Personal Property is              Dollars ($              .00) (the “Purchase Price”), to be paid in immediately available funds by Buyer to Seller simultaneously with the execution of this Agreement.

3. “As Is” Delivery. BUYER ACKNOWLEDGES THAT IT HAS INSPECTED THE PERSONAL PROPERTY AND AGREES TO ACCEPT POSSESSION OF AND TITLE TO THE PERSONAL PROPERTY IN ITS PRESENT CONDITION “AS IS, WHERE IS, WITH ALL FAULTS, IF ANY.” SELLER MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING THE CONDITION OF THE PERSONAL PROPERTY, THE SUITABILITY OF THE PERSONAL PROPERTY FOR BUYER’S PURPOSES, THE MERCHANTABILITY OF THE PERSONAL PROPERTY OR THE PERSONAL PROPERTY’S FITNESS FOR A

PARTICULAR PURPOSE, NOR ARE THERE ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, PROVIDED BY SELLER WITH RESPECT TO THE PERSONAL PROPERTY EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT OR THE PURCHASE CONTRACT EXECUTED BETWEEN THE PARTIES FOR THE SALE OF THE LAND.

4. Taxes. Buyer shall be responsible for and hereby assumes all liabilities and obligations connected with, arising from or related to personal property taxes assessed against or upon the Personal Property to the extent first becoming due and payable after the date of this Agreement, beginning with the first installment immediately following the date of execution of this Agreement (collectively, the “Taxes”). In connection therewith, Seller agrees to endeavor to forward to Buyer all tax bills received by Seller pertaining to the Personal Property promptly, and Buyer covenants and agrees to pay the Taxes prior to delinquency. Buyer, its affiliates, successors, and assigns, further agrees to indemnify, defend, and hold harmless Seller and its parent, affiliates, subsidiaries, directors, officers, employees, and agents from and against all claims, judgments, damages, penalties, fines, expenses, liabilities and losses (including, without limitation, attorneys’ fees and court costs) connected with, arising from or related to Buyer’s failure to pay and discharge the Taxes in accordance with, or otherwise abide by, the terms of this Agreement.

5. Entire Agreement. This Agreement is the entire agreement, and supersedes all prior agreements and understandings, written and oral, between the Parties hereto or any of them with respect to the subject matter hereof.

6. Notices. All notices hereunder shall be delivered or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Buyer:

If to Seller:

Either party may designate a different address or addresses for itself by notice similarly given. Any notice given by registered or certified mail shall be deemed to have been given on the third day after the same is deposited in the mail, and any notice not so given shall be deemed to have been given upon receipt of the same by the Party to whom the same is to be given.